ALEXANDRIA®

Building the Future of Life-Changing Innovation™

"Alexandria has achieved the three outputs that define a great company: Superior Results, Distinctive Impact, and Lasting Endurance."

JIM COLLINS
Renowned Author &
Business Strategist

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

THIRD QUARTER ENDED SEPTEMBER 30, 2021

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021

TRIBUTE IN LIGHTS

COMMEMORATING 20 YEARS SINCE 9/11

On the night of September 11, 2021, Alexandria joined organizations across New York City to help illuminate the Manhattan skyline as part of the 9/11 Memorial & Museum's Tribute in Lights.

From dusk to dawn, we lit up our flagship NYC campus in "Memorial Blue" to honor those we lost that day and celebrate the city's unbreakable spirit.

9/11 MEMORIAL & MUSEUM

2021 BENEFIT HONOREE

We congratulate Joel S. Marcus, our chairman and founder and a member of the Memorial & Museum's board of trustees, on his recognition for Distinction in Civic Engagement and Renewal.

ALEXANDRIA CENTER® FOR LIFE SCIENCE – NEW YORK CITY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	i

ALEXANDRIA HAS PIONEERED A NOVEL, DATA-DRIVEN COMPREHENSIVE CARE MODEL TO OVERCOME THE OPIOID EPIDEMIC

OneFifteen, a fully integrated non-profit healthcare ecosystem

THE URGENT NEED

96,000+
Drug Overdose Deaths
April 2020 – March 2021[(1)]

~30% ↑
Drug Overdose Deaths
Since March 2020[(1)]

3,800
Patients Treated by OneFifteen
Since Opening in the Fall of 2019

onefifteen

ONEFIFTEEN CAMPUS

FAST COMPANY INNOVATION BY DESIGN 2021 **IMPACT HONOREE**

Alexandria led the design and development of a 4.3-acre, 59,000 RSF campus in Dayton, Ohio, aimed at revolutionizing the way addiction is treated.

PROVIDING THE FULL CONTINUUM OF CARE IN A HOLISTIC CAMPUS ENVIRONMENT:

- Crisis Stabilization
- Medication-Assisted Treatment
- Residential Housing
- Peer Support
- Family Reunification
- Workforce Development
- Job Placement
- Community Transition

(1)Source: Centers for Disease Control and Prevention/National Center for Health Statistics, “Provisional Drug Overdose Death Counts: Dashboard,” accessed October 14, 2021. The latest reported provisional data for drug overdose deaths may not be complete. The predicted provisional count, which accounts for incomplete reporting, exceeds 99,000 overdose deaths.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	ii

ALEXANDRIA'S GROUNDBREAKING 325 BINNEY STREET DEVELOPMENT: DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE

In the largest life science lease in Alexandria's history, Moderna extends longstanding partnership with the company to create its new leading-edge HQ and core R&D facility

325 BINNEY STREET | CAMBRIDGE

MODERNA
ADVANCING THE mRNA REVOLUTION

Longtime tenant and venture investment, Moderna selected Alexandria's 325 Binney Street facility, a new 462,100 RSF ground-up Class A addition to the Alexandria Center® at One Kendall Square mega campus for its HQ and core R&D operations. The high-performance building will incorporate ultra-efficient mechanical and envelope systems, geothermal energy, and resiliency measures to proactively mitigate climate risk.

SUSTAINABILITY HIGHLIGHTS:

Targeting **95% reduction** in fossil fuel use for building heating

100% of building energy consumption will be offset by on- and off-site renewable energy

Targeting **LEED Platinum Core & Shell** and **LEED Zero Energy** certifications

Targeting **10% reduction** in embodied carbon

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	iii

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

CONFERENCE CALL INFORMATION:

Tuesday, October 26, 2021
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 322-2216

Dean A. Shigenaga
President &
Chief Financial Officer

Sara M. Kabakoff
Vice President –
Communications

ADAPTIVE BIOTECHNOLOGIES
USHERING IN THE NEXT CHAPTER OF IMMUNE MEDICINE

1165
LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED
GOLD
2021
1165 EASTLAKE AVENUE EAST | LAKE UNION

HIGHLIGHTS:

In September, we celebrated the grand opening of Adaptive's state-of-the-art waterfront HQ and R&D facility

The new facility supports Adaptive's work across cancer, autoimmune conditions, and infectious diseases

Adaptive's powerful immunology platform is expanding our tool kit in the fight against COVID-19

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	iv

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

THAT'S WHAT'S IN
OUR DNA®

OUR MISSION

To create and grow clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR DNA

Each and every member of the Alexandria family is united in our efforts to fulfill our mission. We **ARE**…

Passionate
A deep-rooted passion for our mission

Pioneering
A pioneering spirit to continually innovate

Disciplined
A disciplined approach that delivers financial consistency and stability

OUR CLUSTER MODEL

Alexandria has identified four critical components for innovative companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	v

BEST-IN-CLASS MISSION-DRIVEN URBAN OFFICE REIT MAKING A POSITIVE AND LASTING IMPACT ON THE WORLD

- **Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives**

  ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

- **Long-Tenured Executive Management Team**

  Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

- **Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value**

- **S&P 500® Investment-Grade Rated REIT**

- **Stable Long-Duration Cash Flows**

  Class A properties in AAA locations

  Weighted-average remaining lease term: 7.4 years(2)

- **Strong Core Operating Metrics – Same Property Revenue and Net Operating Income**

  Favorable triple net lease structure with annual rent escalations

  Historically strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

- **Disciplined Allocation of Capital to the Development/ Redevelopment of Highly Leased New Class A Properties**

  Visible, multiyear, highly leased value-creation pipeline expected to generate incremental annual net operating income

- **Prudent Management of Our Strong and Flexible Balance Sheet**

  Liquidity: $4.0 billion(1)

  Weighted-average remaining debt term: 11.9 years(2)

- **Unique Underwriting Expertise and Experience**

  Prudent underwriting of innovative life science, agtech, and technology tenants

  Development of strategic relationships

(1)Liquidity as of September 30, 2021. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)As of September 30, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	vi

COMMUNICATIONS AND REPORTING EXCELLENCE

Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

FOURTH CONSECUTIVE AND SIXTH OVERALL GOLD AWARD

ARE S&P 500

Baa1
Stable (2)
Moody's Investors Service

BBB+
Positive (2)
S&P Global Ratings

A REIT Industry-Leading High-Quality Tenant Roster and Stable Long-Duration Cash Flows

(1)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2021.
(2)As of the date of this report.
(3)As of September 30, 2021. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

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STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

CREDIT RATINGS RANKING (1)	CREDIT RATINGS (2)	SIGNIFICANT LIQUIDITY (3)
TOP **10%** Among All Publicly Traded U.S. REITs	Moody's Investors Service: **Baa1** Stable S&P Global Ratings: **BBB+** Positive	**$4.0B** Liquidity

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA (4)	DEBT MATURITIES (5)	WEIGHTED-AVERAGE REMAINING DEBT TERM (5)
≤5.2x 4Q21 Goal	**No Debt Maturing Prior to 2024**	**11.9** Years

(1)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2021.
(2)As of the date of this report. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
(3)As of September 30, 2021. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(4)Quarter annualized.
(5)As of September 30, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	viii

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating efficient and healthy buildings, reducing carbon emissions, and mitigating climate risk

Championing Health, Wellness, and Safety

fitwel®
Best in Building Health® 2021 Winner

FITWEL IMPACT AWARD
Highest-Scoring Project of All Time
2020 | 2021

2021 DISTINCTION
Fitwel® Viral Response Certified

FITWEL VIRAL RESPONSE
Certification With Distinction
2020 | 2021

ESG Program Recognition

GRESB REAL ESTATE sector leader 2021

#1
BUILDINGS IN DEVELOPMENT
Diversified Listed

#2
BUILDINGS IN OPERATION
Science & Technology

A
DISCLOSURE SCORE
2018 - 2021

#3
MOST SUSTAINABLE U.S. REIT(1)

Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS:

Sea Level Rise | Precipitation | Drought
Extreme Heat | Wildfire

2025 Environmental Goals and Progress for Buildings in Operation

	Carbon Emissions Reduction (MTCO2e)	Energy Use Reduction (kWh)	Potable Water Use Reduction (Gal)	Waste Diversion (Ton)
GOAL	30%(2)	25%(2)	10%(2)	45%(3)
PROGRESS	2015-2020 19.6%(4)	2015-2020 20.5%(4)	2015-2020 12.8%(4)	2020 38.5%(5)

(1)Source: Barron’s, “The 10 Most Sustainable REITs, According to Calvert,” February 19, 2021.
(2)Relative to a 2015 baseline for buildings in operation that Alexandria directly manages.
(3)For buildings in operation that Alexandria indirectly and directly manages.
(4)Reflects sum of annual like-for-like progress from 2015 to 2020.
(5)Reflects progress for all buildings in operation in 2020 that Alexandria indirectly and directly manages.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	ix

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY

Developing and implementing disruptive solutions to society's most urgent challenges

Our Six Bedrock Social Action Pillars

1

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments and Cures

2

Harnessing the Agrifood Ecosystem to Combat Hunger, Improve Nutrition, and Support Human Health at Its Most Fundamental Level

3

Bolstering the Resilience of Our Military, Our Veterans, and Their Families

4

Conquering the Opioid Epidemic and Revolutionizing Addiction Treatment

5

Educationally Empowering Underserved Students to Achieve Long-Term Success and Reach Their Potential as Leaders in the Community

6

Building a Model for a Comprehensive, Sustainable Solution to Address Homelessness

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	x

Table of Contents
September 30, 2021

EARNINGS PRESS RELEASE	Page		Page
Third Quarter Ended September 30, 2021, Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Dispositions and Sales of Partial Interest	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	32
Financial and Asset Base Highlights	15	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	17	Recent Deliveries	34
Class A Properties in AAA Locations	18	Current Projects	36
Occupancy	19	Summary of Pipeline	40
Internal Growth		Construction Spending	43
Key Operating Metrics	20	Joint Venture Financial Information	44
Same Property Performance	21	Balance Sheet Management
Leasing Activity	22	Investments	46
Contractual Lease Expirations	23	Key Credit Metrics	47
Top 20 Tenants	24	Summary of Debt	48
Summary of Properties and Occupancy	25	Definitions and Reconciliations
Property Listing	26	Definitions and Reconciliations	51

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	xi

Alexandria Real Estate Equities, Inc.,
at the Vanguard of the Life Science Industry,
Providing High-Quality Office/Laboratory Space to Meet Historic-High Demand, Reports:
3Q21 and YTD 3Q21 Net Income per Share – Diluted of $0.67 and $3.38, respectively;
3Q21 and YTD 3Q21 FFO per Share – Diluted, As Adjusted, of $1.95 and $5.80, respectively

PASADENA, Calif. – October 25, 2021 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the third quarter ended September 30, 2021.

Key highlights			YTD
Operating results	3Q21	3Q20	3Q21	3Q20
Total revenues:
In millions	$547.8	$545.0	$1,537.2	$1,421.9
Growth	0.5%	(1)	8.1%	(1)
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$101.3	$79.3	$490.6	$324.2
Per share	$0.67	$0.63	$3.38	$2.61
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$296.0	$230.7	$841.3	$677.1
Per share	$1.95	$1.83	$5.80	$5.46
(1)3Q20 includes a termination fee of $89.5 million. Growth for 3Q21 and YTD 3Q21 was 20.2% and 15.4%, respectively, excluding this termination fee.
Strategic relationship with Moderna, Inc. leads to new HQ and R&D facility at 325 Binney Street, representing largest life science lease executed in Company history
In September 2021, we signed a 15-year full-building lease with Moderna, Inc. to develop, construct, and operate its new headquarters and core R&D facility at 325 Binney Street, a leading-edge 462,100 RSF property designed to be the most sustainable laboratory building in Cambridge, representing the largest life science lease in Company history.

Historic-high year-to-date leasing volume and continued strong rental rate growth
•During YTD 3Q21, historic demand for our high-quality office/laboratory space translated into 5.4 million RSF of leasing activity in only nine months, representing the highest leasing activity in Company history, surpassing our record annual leasing of 5.1 million RSF in 2019.
•Continued strong leasing activity and rental rate growth during 3Q21 and YTD 3Q21 over expiring rates on renewed and re-leased space:

	3Q21		YTD 3Q21
Total leasing activity – RSF	1,810,630		5,422,127
Leasing of development and redevelopment space – RSF	1,005,890	(1)	2,071,750
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	671,775		2,666,313
Rental rate increases	35.3%		39.4%
Rental rate increases (cash basis)	19.3%		22.3%
(1)Represents the second highest leasing quarter of development and redevelopment square footage in Company history.

Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.3 billion for 3Q21 annualized, up $234.3 million, or 21.2%, compared to 3Q20 annualized, excluding the effect of income recognized during 3Q20 aggregating $86.2 million, which comprised a termination fee of $89.5 million and related expenses of $3.3 million.
•95% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income growth:
•3.0% and 7.1% (cash basis) for 3Q21 over 3Q20.
•4.1% and 7.3% (cash basis) for YTD 3Q21 over YTD 3Q20.

A REIT industry-leading high-quality tenant roster with high-quality revenues and cash flows, strong margins, and operational excellence

Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	53%

Occupancy of operating properties in North America	94.4%
Occupancy of operating properties in North America (excluding vacancy at recently acquired properties)	98.5%	(1)
Operating margin	70%
Adjusted EBITDA margin	68%

Weighted-average remaining lease term:
All tenants	7.4	years
Top 20 tenants	10.6	years
(1)Excludes 1.6 million RSF, or 4.1%, of vacancy at recently acquired properties, representing lease-up opportunities that are expected to provide incremental annual rental revenues in excess of $59 million upon full lease-up. Excluding acquired vacancies, occupancy was 98.5% as of September 30, 2021, up 80 bps from 97.7% as of December 31, 2020. Refer to “Occupancy” in our Supplemental Information.

Credit rating outlook improvement
In October 2021, S&P Global Ratings upgraded our corporate issuer credit rating outlook to BBB+/Positive from BBB+/Stable as a result of our consistently strong operating performance and long-term positive fundamentals.

Strong and flexible balance sheet with significant liquidity
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs as of September 30, 2021.
•Net debt and preferred stock to Adjusted EBITDA of 5.8x and fixed-charge coverage ratio of 5.1x for 3Q21 annualized.
•Net debt to gross assets of 28% as of September 30, 2021.
•$4.0 billion of liquidity as of September 30, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	1

Third Quarter Ended September 30, 2021, Financial and Operating Results (continued)
September 30, 2021

Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 3Q21 of $1.12 per common share, aggregating $4.42 per common share for the twelve months ended September 30, 2021, up 24 cents, or 6%, over the twelve months ended September 30, 2020. Our FFO payout ratio of 58% for the three months ended September 30, 2021, allows us to continue to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Sustained strength in tenant collections
•Tenant collections remain consistently high, with 99.6% of October 2021 billings collected as of the date of this release.
•As of September 30, 2021, our tenant receivables balance of $7.7 million continues to be near historical lows.

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:
						YTD
	3Q21		3Q20	3Q21	3Q20	3Q21	3Q20	3Q21	3Q20
(In millions, except per share amounts)	Amount			Per Share – Diluted		Amount		Per Share – Diluted
Unrealized (losses) gains on non-real estate investments	$(14.4)		$(14.0)	$(0.10)	$(0.11)	$183.3	$140.5	$1.26	$1.13
Significant realized gains on non-real estate investments	52.4	(1)	—	0.35	—	110.1	—	0.76	—
(Loss) gain on sales of real estate	(0.4)		1.6	—	0.01	2.3	1.6	0.02	0.01
Impairment of real estate	(42.6)	(1)	(7.7)	(0.28)	(0.06)	(52.7)	(30.5)	(0.37)	(0.24)
Impairment of non-real estate investments	—		—	—	—	—	(24.5)	—	(0.20)
Loss on early extinguishment of debt	—		(52.8)	—	(0.42)	(67.3)	(52.8)	(0.46)	(0.42)
Termination fee(1)	—		86.2	—	0.69	—	86.2	—	0.69
Acceleration of stock compensation expense due to executive officer resignation	—		(4.5)	—	(0.04)	—	(4.5)	—	(0.04)
Total	$(5.0)		$8.8	$(0.03)	$0.07	$175.7	$116.0	$1.21	$0.93
(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.
Alexandria at the vanguard of innovation for over 750 tenants, with a focus to accommodate current tenant needs plus a path for their future growth
During 3Q21, we completed acquisitions in our key life science cluster submarkets aggregating 5.6 million SF, comprising 4.9 million RSF of value-creation opportunities and 0.7 million RSF of operating space, for an aggregate purchase price of $989.7 million.

Robust leasing activity of development and redevelopment projects
Historically high demand for our value-creation development and redevelopment projects of high-quality office/laboratory space, as well as continued operational excellence at our world-class, sophisticated laboratory facilities, and strong execution by our team, has translated into record leases executed in the nine months ended September 30, 2021, aggregating 2.1 million RSF, related to our development and redevelopment projects.
Value-creation development and redevelopment projects expected to generate significant growth in rental revenues and cash flows
Our highly leased value-creation pipeline of current and near-term projects that are under construction or will commence in the next six quarters is expected to generate significant incremental revenues, as follows:

Under Construction		Key Projects Expected to Commence Construction in the Next Six Quarters(1)		Incremental Projected Annual Rental Revenues

4.3 Million RSF		3.4 Million RSF		> $615 Million
37 Properties	+	20 Properties	=
79% Leased/Negotiating		80% Leased/Negotiating
(1)We expect to commence construction of other projects in 2022.
•Approximately 93% of leased/negotiating activity related to the 7.7 million RSF of projects under construction or expected to commence construction in the next six quarters, is from existing relationships.
•In October 2021, our Alexandria Center® for Life Science – Fenway campus received entitlement rights to develop 450,000 SF of office/laboratory space.

Delivery of fully leased value-creation projects
•During 3Q21, we placed into service development and redevelopment projects aggregating 238,163 RSF that are 100% leased across four submarkets.
•Commencement of three value-creation projects aggregating 1.1 million RSF during 3Q21, including a 462,100 RSF development project at 325 Binney Street in our Cambridge submarket and a 229,000 RSF development project at 751 Gateway Boulevard in our South San Francisco submarket, which are 100% leased and 100% negotiating, respectively.
•Annual net operating income (cash basis) is expected to increase by $45 million upon the burn-off of initial free rent from recently delivered projects.

Key strategic transactions that generated capital for investment into our highly leased value-creation pipeline and acquisitions with development and redevelopment opportunities
•During 3Q21, we completed dispositions of and sales of partial interests in real estate assets aggregating $339.4 million in our key life science cluster submarkets.
•In October 2021, we completed the recapitalization of two consolidated real estate joint ventures in our Mission Bay submarket:

	409 and 499 Illinois Street		1500 Owens Street
(Dollars in thousands)	Alexandria	JV Partner	Alexandria	JV Partner
Previous ownership	60%	40%	50.1%	49.9%
Recapitalization in October 2021	25%	75%	25%	75%
Sale of ownership interest	35%		25.1%

Sales price (our share)	$274,681
Capitalization rate	5.0%
Capitalization rate (cash)	4.2%
We retained control over these joint ventures and continue to consolidate them in our financial statements. Refer to “Dispositions and sales of partial interest” of this Earnings Press Release for additional details on these transactions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	2

Third Quarter Ended September 30, 2021, Financial and Operating Results (continued)
September 30, 2021

Balance sheet management
Key metrics as of September 30, 2021
•$38.6 billion of total market capitalization.
•$29.3 billion of total equity capitalization.
•No debt maturities prior to 2024.
•11.9 years weighted-average remaining term of debt as of September 30, 2021.
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs as of September 30, 2021.

	3Q21		Goal
	Quarter	Trailing	4Q21
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.8x	6.2x	Less than or equal to 5.2x
Fixed-charge coverage ratio	5.1x	4.8x	Greater than or equal to 5.0x

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross assets	3Q21
Under construction projects	7%
Pre-leased/negotiating near-term projects and key pending acquisition	2%
Income-producing/potential cash flows/covered land play(1)	5%
Land	2%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Key capital events
•During 3Q21, we issued 2.5 million shares under our ATM program at a price of $200.73 per share (before underwriting discounts) and received net proceeds of $492.3 million. As of 3Q21, we have no amounts remaining under our ATM program. We expect to establish a new ATM program during 4Q21.
•As of September 30, 2021, we had outstanding forward equity sales agreements aggregating $771.9 million to sell 4.6 million shares of our common stock. We expect to settle these forward equity sales agreements in 4Q21.

Investments
•As of September 30, 2021, our investments aggregated $2.0 billion, including unrealized gains of $929.8 million.
•Investment income of $67.1 million for 3Q21 included $81.5 million in realized gains and $14.4 million in unrealized losses.

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society

•In October 2021, our ESG commitment and leadership was recognized in the 2021 Global Real Estate Sustainability Benchmark (“GRESB”) Real Estate Assessment, including the following achievements: (i) Global Sector Leader and a 5 Star rating — GRESB’s highest rating — in the Diversified Listed sector for buildings in development, (ii) #2 ranking in the U.S. in the Science & Technology sector for buildings in operation, and (iii) fourth consecutive “A” disclosure score.
•In October 2021, Alexandria received an ESG Rating of A from MSCI as a result of our continued advancement of green building opportunities, recognition of talent management programs, and below-industry-average turnover rate, among other achievements. Our MSCI ESG Rating of A is currently ranked in the top 10% among all publicly traded U.S. equity REITs. An MSCI ESG Rating is designed to measure a company’s resilience to long-term industry-material ESG risks.
•In September 2021, Alexandria achieved the Fitwel Viral Response Certification With Distinction, the highest certification level within the Fitwel Viral Response module, for the second consecutive year. This evidence-based, third-party certification recognizes the Company's comprehensive and rigorous approach to protecting the health of its building occupants.
•In September 2021, the National September 11 Memorial & Museum honored Joel S. Marcus, our executive chairman and founder, for Distinction in Civic Engagement and Renewal, recognizing his meaningful contributions to and unwavering support of the 9/11 Memorial & Museum and its mission. As an active supporter of the Memorial & Museum since it opened in 2014, Mr. Marcus has served as a member of its board of trustees since his appointment in 2018 by former New York City Mayor Michael Bloomberg.
•In September 2021, OneFifteen, an innovative non-profit healthcare ecosystem dedicated to the full and sustained recovery of people living with addiction, received an honorable mention in Fast Company’s 2021 Innovation by Design Awards in the Impact category. Alexandria led the design and development of the pioneering OneFifteen campus in Dayton, Ohio, which houses a unique, evidence-based model encompassing a full continuum of care in one location, from intake, medication-assisted treatment, and residential living to family reunification, job training, and community transition.
•In July 2021, Alexandria Venture Investments, our strategic venture capital platform, was recognized by Silicon Valley Bank in its Healthcare Investments and Exits: Mid-Year 2021 Report as the most active biopharma corporate investor by new deal volume from 2020 to 1H21 for the fourth consecutive year and as the most active new Series A investor in biopharma from 2020 to 1H21. Alexandria’s venture activity provides us with, among other things, mission-critical data and knowledge on innovations and trends.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	3

Acquisitions
September 30, 2021
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage										Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment		Operating(2)		Operating		Total

Completed in 1H21			49	95%	4,507,706	980,934	1,571,982		2,238,467		80,032		8,631,231		$2,952,205

Completed in 3Q21:
Other	Other/Greater Boston	8/24/21	4	45%	440,992	453,869	173,276		—		—		1,068,137		192,000
1122 El Camino Real	South San Francisco/ San Francisco Bay Area	9/14/21	1	100%	700,000	—	223,232		—		—		700,000	(3)	105,250
Pacific Technology Park (50% interest in consolidated JV)	Sorrento Mesa/San Diego	8/5/21	5	100%	—	—	228,871		315,481		—		544,352		85,750
Other	Other/San Diego	7/21/21	9	77%	64,235	—	211,440		98,428		—		374,103		135,484
3029 East Cornwallis Road	Research Triangle/Research Triangle	7/30/21	—	N/A	1,055,000	—	—		—		—		1,055,000		91,000
Other	Various	Various	8	95%	1,178,188	—	414,286		148,665		158,916		1,900,055		380,213
			27	90%	3,438,415	453,869	1,251,105	(4)	562,574	(4)	158,916	(4)	5,641,647		989,697
Completed in October 2021:
Other			2	75%	—	—	185,228		—		—		185,228		203,800
Pending acquisition:
Charles Park	Cambridge/ Greater Boston	December 2021	2	N/A	TBD(5)	400,000	—		—		—		400,000		815,000
Total			80		7,946,121	1,834,803	3,008,315		2,801,041		238,948		14,858,106		$4,960,702

2021 guidance range													$4,460,000 – $5,460,000

2022 pending acquisition:
Mercer Mega Block	Lake Union/Seattle	1Q22(6)	—	N/A	800,000	—	—		—		—		800,000		$143,500

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction. Refer to “New Class A development and redevelopment properties: current projects” in our Supplemental Information for additional details on active development and redevelopment projects.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operations with future development or redevelopment opportunities. We intend to demolish and develop or redevelop the existing properties upon expiration of the existing in-place leases. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)We expect the acquisitions completed during the three months ended September 30, 2021 to generate initial annual net operating income of $35.9 million. These acquisitions included 27 operating properties with a weighted-average acquisition date of July 26, 2021 (weighted by initial annual net operating income).
(5)We expect to pursue additional entitlement opportunities for future development of additional office/laboratory space.
(6)We continue to diligently work through various long-lead-time due diligence items. We are working toward completion of all due diligence items as soon as possible.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	4

Dispositions and Sales of Partial Interest
September 30, 2021
(Dollars in thousands)

Capitalization Rate (Cash Basis)	Sales Price per RSF	Consideration in Excess of Book Value(2)
Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate	Sales Price(1)

Completed YTD 3Q21:
213 East Grand Avenue	South San Francisco/ San Francisco Bay Area	4/22/21	70%	300,930	4.5%	4.0%	$301,000	$1,429	$103,679
400 Dexter Avenue North	Lake Union/Seattle	7/23/21	70%	290,111	4.1%	4.2%	254,814	$1,255	$95,467
260 Townsend Street	SoMa/San Francisco Bay Area	7/30/21	100%	66,682	N/A	N/A	49,000	(3)	$735	(3)
220 and 240 2nd Avenue South	SoDo/Seattle	7/29/21	100%	80,160	N/A	N/A	24,100	$301	$—
Land	Other/San Diego	3/12/21	100%	185,000	N/A	N/A	22,900	N/A	(4)
9444 Waples Street	Sorrento Mesa/San Diego	8/5/21	50%	88,380	N/A	N/A	11,469	$260	$—
663,283
Completed in October 2021:
409 and 499 Illinois Street	Mission Bay/San Francisco Bay Area	10/5/21	35%	(5)	455,069	5.0%	4.2%	274,681	$1,366	$113,756
1500 Owens Street	Mission Bay/San Francisco Bay Area	10/5/21	25.1%	(5)	158,267

937,964
Pending dispositions or sales of partial interest:
(6)	Greater Boston	4Q21	TBD	800,000	(7)	TBD	TBD
(6)	San Francisco Bay Area	4Q21	TBD	400,000	(7)	TBD	TBD
(8)	Various	4Q21	TBD	500,000	(7)	TBD	TBD

$2,637,964

2021 guidance range	$1,670,000	–	$2,670,000

(1)For sales of partial interests, represents the contractual sales price for the percentage interest of the property sold by us.
(2)For each partial interest sale, we retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.
(3)The sales price includes the assumption by the buyer of a secured loan for $28.2 million. Upon completion of the sale, we recognized a loss on sale of real estate aggregating $435 thousand.
(4)During the three months ended March 31, 2021, we recognized $2.8 million of gains on sales of real estate related to the completion of two real estate dispositions.
(5)Refer to “Key strategic transactions that generated capital for investment into our highly leased value-creation pipeline and acquisitions with development and redevelopment opportunities” on page 2 of this Earnings Press Release for additional details.
(6)Transactions are currently under negotiation of purchase and sale agreements.
(7)Represents the approximate aggregate sales price for each transaction. A significant amount of the proceeds from pending dispositions were subject to completion of lease negotiations prior to advancing the disposition process.
(8)Represents two transactions in early negotiations with potential buyers.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	5

Guidance
September 30, 2021
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2021. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional details.

	2021 Guidance			2021 Guidance Midpoint
Summary of Key Changes in Guidance	As of 10/25/21	As of 7/26/21	Summary of Key Changes in Sources and Uses of Capital Guidance	As of 10/25/21	As of 7/26/21
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Real estate dispositions and partial interest sales	$2,170	$1,920
Occupancy(1)	93.3% to 93.9%	94.3% to 94.9%	Construction(2)	$2,110	$1,910
Rental rate increases	33.0% to 36.0%	31.0% to 34.0%
Rental rate increases (cash basis)	19.0% to 22.0%	18.0% to 21.0%

Projected 2021 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/25/21	As of 7/26/21
Earnings per share(3)	$3.91 to $3.93	$3.46 to $3.54
Depreciation and amortization of real estate assets	5.05	5.50
Gain on sales of real estate	(0.02)	(0.02)
Impairment of real estate – rental properties(4)	0.18	0.05
Allocation to unvested restricted stock awards	(0.04)	(0.04)
Funds from operations per share(5)	$9.08 to $9.10	$8.95 to $9.03
Unrealized gains on non-real estate investments	(1.26)	(1.39)
Significant realized gains on non-real estate investments(4)	(0.76)	(0.41)
Impairment of real estate(4)	0.19	0.02
Loss on early extinguishment of debt	0.46	0.47
Allocation to unvested restricted stock awards	0.02	0.01
Other	0.01	0.06
Funds from operations per share, as adjusted(5)	$7.74 to $7.76	$7.71 to $7.79
Midpoint	$7.75	$7.75

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2021(1)	93.3%	93.9%
Lease renewals and re-leasing of space:
Rental rate increases	33.0%	36.0%
Rental rate increases (cash basis)	19.0%	22.0%
Same property performance:
Net operating income increase	2.0%	4.0%
Net operating income increase (cash basis)	4.7%	6.7%
Straight-line rent revenue	$119	$129
General and administrative expenses	$146	$151
Capitalization of interest	$172	$182
Interest expense	$128	$138

Key Credit Metrics	2021 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q21 annualized	Less than or equal to 5.2x
Fixed-charge coverage ratio – 4Q21 annualized	Greater than or equal to 5.0x

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$210	$250	$230
Incremental debt	1,415	575	995
2020 debt capital proceeds held in cash	150	250	200
Real estate dispositions and partial interest sales (refer to page 5)	1,670	2,670	2,170	$938
Common equity	2,975	3,975	3,475	$3,533	(6)
Total sources of capital	$6,420	$7,720	$7,070
Uses of capital:
Construction (refer to page 43)(2)	$1,960	$2,260	$2,110
Acquisitions (refer to page 4)	4,460	5,460	4,960	$4,146
Total uses of capital	$6,420	$7,720	$7,070
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,750	$1,750	$1,750	$1,750
Principal repayments of unsecured senior notes payable	(650)	(650)	(650)	$(650)
Unsecured senior line of credit, commercial paper, and other	315	(525)	(105)
Incremental debt	$1,415	$575	$995

(1)Updated guidance for occupancy percentage in North America as of December 31, 2021, reflects vacancy at one recently acquired property that closed in 3Q21, and two pending acquisitions expected to close in 4Q21, representing lease-up opportunities that will contribute to growth in cash flows. One of the two pending acquisitions includes value-creation opportunities while the other pending acquisition is 50% under lease negotiation. Excluding vacancy at recently acquired properties, we expect occupancy for properties in North America as of December 31, 2021 to increase by approximately 100 bps compared to December 31, 2020. Refer to “Occupancy” of our Supplemental Information for additional details.
(2)Increase in construction guidance was primarily driven by recent pre-leasing/negotiating activity, which has provided additional visibility and accelerated our spending requirements on our active and near-term value-creation projects.
(3)Excludes unrealized gains or losses after September 30, 2021, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(4)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.
(5)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of our Supplemental Information for additional details.
(6)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details. During the nine months ended September 30, 2021, we issued 16.2 million shares of common stock and received net proceeds of $2.8 billion. We expect to issue 4.6 million shares in 4Q21 to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $771.9 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	6

Earnings Call Information and About the Company
September 30, 2021

We will host a conference call on Tuesday, October 26, 2021, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the third quarter ended September 30, 2021. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, October 26, 2021. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10159105.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2021, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2021q3.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 322-2216; or Sara M. Kabakoff, vice president – communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $38.6 billion as of September 30, 2021, and an asset base in North America of 63.9 million square feet (“SF”). The asset base in North America includes 38.7 million RSF of operating properties and 4.3 million RSF of Class A properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 12.0 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2021 earnings per share attributable to Alexandria’s common stockholders – diluted, 2021 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets (including the impact of the ongoing COVID-19 pandemic), our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

For additional discussion of the risks and other potential impacts posed by the outbreak of the COVID-19 pandemic and uncertainties we, our tenants, and the global and national economies face as a result, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on February 1, 2021.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, That’s What’s in Our DNA®, Labspace®, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	7

Consolidated Statements of Operations
September 30, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended							Nine Months Ended
	9/30/21		6/30/21	3/31/21	12/31/20	9/30/20		9/30/21		9/30/20
Revenues:
Income from rentals	$546,527		$508,371	$478,695	$461,335	$543,412	(1)	$1,533,593		$1,416,873
Other income	1,232		1,248	1,154	2,385	1,630		3,634		5,044
Total revenues	547,759		509,619	479,849	463,720	545,042		1,537,227		1,421,917

Expenses:
Rental operations	165,995		143,955	137,888	136,767	140,443		447,838		393,457
General and administrative	37,931		37,880	33,996	32,690	36,913		109,807		100,651
Interest	35,678		35,158	36,467	37,538	43,318		107,303		134,071
Depreciation and amortization	210,842		190,052	180,913	177,750	176,831		581,807		520,354
Impairment of real estate	42,620	(1)	4,926	5,129	25,177	7,680		52,675	(1)	22,901
Loss on early extinguishment of debt	—		—	67,253	7,898	52,770		67,253		52,770
Total expenses	493,066		411,971	461,646	417,820	457,955		1,366,683		1,224,204

Equity in earnings of unconsolidated real estate joint ventures	3,091		2,609	3,537	3,593	3,778		9,237		4,555
Investment income	67,084		304,263	1,014	255,137	3,348		372,361		166,184
(Loss) gain on sales of real estate	(435)		—	2,779	152,503	1,586		2,344		1,586
Net income	124,433		404,520	25,533	457,133	95,799		554,486		370,038
Net income attributable to noncontrolling interests	(21,286)		(19,436)	(17,412)	(15,649)	(14,743)		(58,134)		(40,563)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	103,147		385,084	8,121	441,484	81,056		496,352		329,475
Net income attributable to unvested restricted stock awards	(1,883)		(4,521)	(2,014)	(5,561)	(1,730)		(5,750)		(5,304)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$101,264		$380,563	$6,107	$435,923	$79,326		$490,602		$324,171

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.67		$2.61	$0.04	$3.26	$0.64		$3.39		$2.62
Diluted	$0.67		$2.61	$0.04	$3.26	$0.63		$3.38		$2.61

Weighted-average shares of common stock outstanding:
Basic	150,854		145,825	137,319	133,688	124,901		144,716		123,561
Diluted	151,561		146,058	137,688	133,827	125,828		145,153		124,027

Dividends declared per share of common stock	$1.12		$1.12	$1.09	$1.09	$1.06		$3.33		$3.15

(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	8

Consolidated Balance Sheets
September 30, 2021
(In thousands)

	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Assets
Investments in real estate	$23,071,514	$21,692,385	$20,253,418	$18,092,372	$17,600,648
Investments in unconsolidated real estate joint ventures	321,737	323,622	325,928	332,349	330,792
Cash and cash equivalents	325,872	323,876	492,184	568,532	446,255
Restricted cash	42,182	33,697	42,219	29,173	38,788
Tenant receivables	7,749	6,710	7,556	7,333	7,641
Deferred rent	816,219	781,600	751,967	722,751	719,552
Deferred leasing costs	329,952	321,005	294,328	272,673	266,440
Investments	2,046,878	1,999,283	1,641,811	1,611,114	1,330,945
Other assets	1,596,615	1,536,672	1,424,935	1,191,581	1,169,610
Total assets	$28,558,718	$27,018,850	$25,234,346	$22,827,878	$21,910,671

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$198,758	$227,984	$229,406	$230,925	$342,363
Unsecured senior notes payable	8,314,851	8,313,025	8,311,512	7,232,370	7,230,819
Unsecured senior line of credit and commercial paper	749,978	299,990	—	99,991	249,989
Accounts payable, accrued expenses, and other liabilities	2,149,450	1,825,387	1,750,687	1,669,832	1,609,340
Dividends payable	173,560	170,647	160,779	150,982	143,040
Total liabilities	11,586,597	10,837,033	10,452,384	9,384,100	9,575,551

Commitments and contingencies

Redeemable noncontrolling interests	11,681	11,567	11,454	11,342	11,232

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,532	1,507	1,457	1,367	1,333
Additional paid-in capital	14,727,735	14,194,023	12,994,748	11,730,970	10,711,119
Accumulated other comprehensive loss	(6,029)	(4,508)	(5,799)	(6,625)	(10,638)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	14,723,238	14,191,022	12,990,406	11,725,712	10,701,814
Noncontrolling interests	2,237,202	1,979,228	1,780,102	1,706,724	1,622,074
Total equity	16,960,440	16,170,250	14,770,508	13,432,436	12,323,888
Total liabilities, noncontrolling interests, and equity	$28,558,718	$27,018,850	$25,234,346	$22,827,878	$21,910,671

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	9

Funds From Operations and Funds From Operations per Share
September 30, 2021
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended							Nine Months Ended
	9/30/21		6/30/21	3/31/21	12/31/20	9/30/20		9/30/21	9/30/20
Net income attributable to Alexandria’s common stockholders	$101,264		$380,563	$6,107	$435,923	$79,326		$490,602	$324,171
Depreciation and amortization of real estate assets	205,436		186,498	177,720	173,392	173,622		569,654	511,290
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(17,871)		(16,301)	(15,443)	(15,032)	(15,256)		(49,615)	(46,901)
Our share of depreciation and amortization from unconsolidated real estate JVs	3,465		4,135	3,076	2,976	2,936		10,676	8,437
Loss (gain) on sales of real estate	435		—	(2,779)	(152,503)	(1,586)		(2,344)	(1,586)
Impairment of real estate – rental properties	18,602	(1)	1,754	5,129	25,177	7,680		25,485	15,324
Allocation to unvested restricted stock awards	(1,472)		(2,191)	(201)	(420)	(1,261)		(6,574)	(5,692)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	309,859		554,458	173,609	469,513	245,461		1,037,884	805,043
Unrealized losses (gains) on non-real estate investments	14,432		(244,031)	46,251	(233,538)	14,013		(183,348)	(140,495)
Significant realized gains on non-real estate investments	(52,427)	(3)	(34,773)	(22,919)	—	—		(110,119)	—
Impairment of non-real estate investments	—		—	—	—	—		—	24,482
Impairment of real estate	24,018	(4)	3,172	—	—	—		27,190	15,221
Loss on early extinguishment of debt	—		—	67,253	7,898	52,770		67,253	52,770
Termination fee	—		—	—	—	(86,179)	(5)	—	(86,179)
Acceleration of stock compensation expense due to executive officer resignation	—		—	—	—	4,499		—	4,499
Allocation to unvested restricted stock awards	149		3,428	(1,208)	2,774	179		2,400	1,804
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$296,031		$282,254	$262,986	$246,647	$230,743		$841,260	$677,145
(1)Related to a property in a non-core submarket to reduce the carrying amount of the property to its estimated fair value less costs to sell, upon our review of the current local market conditions.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Includes three separate significant realized gains from the following transactions: (i) the sale of shares in an investment in a publicly traded biotechnology company, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of one of our privately held biotechnology investments by a publicly traded biotechnology company.
(4)Primarily related to an impairment charge of $22.5 million to reduce the carrying amount of an option to purchase a land parcel in our SoMa submarket for the development of an office property to its estimated fair value less costs to sell, upon our classification of the option as held for sale in September 2021.
(5)Represents termination fee of $89.5 million and related expenses of $3.3 million recognized during the three months ended September 30, 2020, upon termination of our contract with Pinterest, Inc. related to a lease at 88 Bluxome Street in our SoMa submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	10

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2021
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Net income per share attributable to Alexandria’s common stockholders – diluted	$0.67	$2.61	$0.04	$3.26	$0.63	$3.38	$2.61
Depreciation and amortization of real estate assets	1.26	1.19	1.20	1.21	1.28	3.66	3.81
Loss (gain) on sales of real estate	—	—	(0.02)	(1.14)	(0.01)	(0.02)	(0.01)
Impairment of real estate – rental properties	0.12	0.01	0.04	0.19	0.06	0.18	0.12
Allocation to unvested restricted stock awards	(0.01)	(0.01)	—	(0.01)	(0.01)	(0.05)	(0.04)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	2.04	3.80	1.26	3.51	1.95	7.15	6.49
Unrealized losses (gains) on non-real estate investments	0.10	(1.67)	0.34	(1.75)	0.11	(1.26)	(1.13)
Significant realized gains on non-real estate investments	(0.35)	(0.24)	(0.17)	—	—	(0.76)	—
Impairment of non-real estate investments	—	—	—	—	—	—	0.20
Impairment of real estate	0.16	0.02	—	—	—	0.19	0.12
Loss on early extinguishment of debt	—	—	0.49	0.06	0.42	0.46	0.42
Termination fee	—	—	—	—	(0.69)	—	(0.69)
Acceleration of stock compensation expense due to executive officer resignation	—	—	—	—	0.04	—	0.04
Allocation to unvested restricted stock awards	—	0.02	(0.01)	0.02	—	0.02	0.01
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.95	$1.93	$1.91	$1.84	$1.83	$5.80	$5.46

Weighted-average shares of common stock outstanding – diluted	151,561	146,058	137,688	133,827	125,828	145,153	124,027

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	11

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2021

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $38.6 billion as of September 30, 2021, and an asset base in North America of 63.9 million SF. The asset base in North America includes 38.7 million RSF of operating properties and 4.3 million RSF of Class A properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 12.0 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, agtech, and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 53 individuals, averaging 25 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Stephen A. Richardson
Executive Chairman & Founder	Co-Chief Executive Officer

Dean A. Shigenaga	Peter M. Moglia
President & Chief Financial Officer	Co-Chief Executive Officer & Co-Chief Investment Officer

Daniel J. Ryan	Lawrence J. Diamond
Co-Chief Investment Officer & Regional Market Director – San Diego	Co-Chief Operating Officer & Regional Market Director – Maryland

Vincent R. Ciruzzi	John H. Cunningham
Chief Development Officer	Executive Vice President – Regional Market Director – New York City

Hunter L. Kass	Jackie B. Clem
Executive Vice President – Regional Market Director – Greater Boston	General Counsel & Secretary

Joseph Hakman	Terezia C. Nemeth
Co-Chief Operating Officer & Chief Strategic Transactions Officer	Executive Vice President – Regional Market Director – San Francisco Bay Area

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean
Executive Vice President – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	13

Investor Information
September 30, 2021

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman	Michael Bilerman / Emmanuel Korchman	Aaron Hecht	Michael Carroll / Jason Idoine
(646) 855-5808	(212) 816-1383 / (212) 816-1382	(415) 835-3963	(440) 715-2649 / (440) 715-2651

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky / Nate Crossett	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037 / (646) 949-9030	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Dylan Burzinski	Haendel St. Juste / Lydia Jiang	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-7860 / (212) 209-9379	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Thierry Perrein	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	14

Financial and Asset Base Highlights
September 30, 2021
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Selected financial data from consolidated financial statements and related information
Rental revenues	$415,918	$396,804	$370,233	$353,950	$438,393
Tenant recoveries	$130,609	$111,567	$108,462	$107,385	$105,019
General and administrative expenses	$37,931	$37,880	$33,996	$32,690	$36,913
General and administrative expenses as a percentage of net operating income – trailing 12 months	10.1%	9.8%	9.8%	9.8%	9.9%
Operating margin	70%	72%	71%	71%	74%
Adjusted EBITDA margin	68%	69%	69%	69%	67%
Adjusted EBITDA – quarter annualized	$1,557,652	$1,483,576	$1,398,880	$1,331,608	$1,272,280
Adjusted EBITDA – trailing 12 months	$1,442,929	$1,371,586	$1,314,153	$1,274,187	$1,228,440

Net debt at end of period	$8,960,645	$8,550,339	$8,074,808	$7,021,893	$7,396,412
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.8x	5.8x	5.8x	5.3x	5.8x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.2x	6.2x	6.1x	5.5x	6.0x

Gross assets at end of period	$32,173,158	$30,480,630	$28,553,943	$26,010,316	$24,989,748
Net debt to gross assets at end of period	28%	28%	28%	27%	30%

Fixed-charge coverage ratio – quarter annualized	5.1x	4.9x	4.7x	4.6x	4.3x
Fixed-charge coverage ratio – trailing 12 months	4.8x	4.6x	4.4x	4.4x	4.3x
Unencumbered net operating income as a percentage of total net operating income	97%	97%	97%	97%	96%

Closing stock price at end of period	$191.07	$181.94	$164.30	$178.22	$160.00
Common shares outstanding (in thousands) at end of period	153,284	150,708	145,656	136,690	133,312
Total equity capitalization at end of period	$29,287,880	$27,419,791	$23,931,208	$24,360,950	$21,329,886
Total market capitalization at end of period	$38,551,467	$36,260,790	$32,472,126	$31,924,236	$29,153,057

Dividend per share – quarter/annualized	$1.12/$4.48	$1.12/$4.48	$1.09/$4.36	$1.09/$4.36	$1.06/$4.24
Dividend payout ratio for the quarter	58%	60%	60%	60%	61%
Dividend yield – annualized	2.3%	2.5%	2.7%	2.4%	2.7%

Amounts related to operating leases:
Operating lease liabilities at end of period	$371,538	$371,905	$345,048	$345,750	$326,046
Rent expense	$6,228	$6,213	$5,866	$5,543	$4,729

Capitalized interest	$43,185	$43,492	$39,886	$37,589	$32,556
Weighted-average interest rate for capitalization of interest during the period	3.30%	3.47%	3.44%	3.66%	3.64%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	15

Financial and Asset Base Highlights (continued)
September 30, 2021
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/21		6/30/21	3/31/21	12/31/20	9/30/20
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$33,918		$27,903	$27,382	$23,890	$28,822
Amortization of acquired below-market leases	$13,664		$13,267	$12,112	$13,514	$13,979
Straight-line rent expense on ground leases	$58		$248	$290	$348	$229
Stock compensation expense	$9,728		$12,242	$12,446	$11,394	$12,994
Amortization of loan fees	$2,854		$2,859	$2,817	$2,905	$2,605
Amortization of debt premiums	$498		$465	$576	$869	$910
Non-revenue-enhancing capital expenditures:
Building improvements	$3,901		$3,669	$3,760	$3,466	$3,358
Tenant improvements and leasing commissions	$16,409		$47,439	$16,035	$31,235	$34,036

Operating statistics and related information (at end of period)
Number of properties – North America	407		381	360	338	326
RSF – North America (including development and redevelopment projects under construction)	43,044,195		40,076,883	37,916,882	35,163,572	34,071,653
Total square feet – North America	63,858,780		58,108,390	52,591,039	49,712,701	47,389,023
Annual rental revenue per occupied RSF – North America	$47.73		$48.65	$49.58	$49.08	$49.55
Occupancy of operating properties – North America	94.4%		94.3%	94.5%	94.6%	94.9%
Occupancy of operating properties – North America (excluding vacancy at recently acquired properties)	98.5%	(1)	98.1%	98.0%	97.7%	97.7%
Occupancy of operating and redevelopment properties – North America	89.6%		90.1%	89.2%	90.0%	91.3%
Weighted-average remaining lease term (in years)	7.4		7.5	7.6	7.6	7.7

Total leasing activity – RSF	1,810,630		1,933,838	1,677,659	1,369,599	1,208,382
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	35.3%		42.4%	36.2%	29.8%	39.9%
Rental rate increases (cash basis)	19.3%		25.4%	17.4%	10.7%	30.9%
RSF (included in total leasing activity above)	671,775		1,472,713	521,825	699,916	605,765

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	3.0%		3.7%	4.4%	2.7%	2.9%
Net operating income increase (cash basis)	7.1%		7.8%	6.1%	5.0%	4.9%

(1)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	16

High-Quality, Diverse, and Innovative Tenants
September 30, 2021

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
25%
Life Science Product, Service, and Device
20%
Private Biotechnology
6%
Office With Future Change in Use(3)
4%
Mega Cap Tech(4)
4%
Investment-Grade and Large Cap Tech/Office
6%
Other (5)
5%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Multinational Pharmaceutical
19%

53%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

7.4 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of September 30, 2021.
(2)Based on aggregate annual rental revenue in effect as of September 30, 2021. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from office space that is targeted for a future change in use. The weighted-average remaining term of these leases is 3.2 years.
(4)Represents annual rental revenue from publicly traded technology tenants with an average daily market capitalization greater than $200 billion for the twelve months ended September 30, 2021.
(5)Our other tenants, aggregating 5.0% of our annual rental revenue, comprise 4.0% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 1.0% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	17

Class A Properties in AAA Locations
September 30, 2021

High-Quality Cash Flows From High-Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco Bay Area
25%
New York City
5%
San Diego
17%
Seattle
6%
Maryland
6%
Research Triangle
5%
Other
1%
Greater Boston
35%

89%

of ARE’s Top 20 Tenants’
Annual Rental Revenue(1)
Is From Investment-Grade
or Publicly Traded Large Cap Tenants

Percentage of ARE’s Annual Rental Revenue(1)

(1)Represents annual rental revenue in effect as of September 30, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	18

Occupancy
September 30, 2021

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of September 30, 2021.
(2)As of September 30, 2021.
(3)Excludes 1.6 million RSF, or 4.1%, of vacancy at recently acquired properties (noted below), representing lease-up opportunities that are expected to generate incremental annual rental revenues in excess of $59 million upon full lease-up. Approximately 41% of the vacant 1.6 million RSF is currently leased/negotiating, with occupancy expected primarily over the next two quarters. Excluding acquired vacancies, occupancy of operating properties in North America was 98.5% as of September 30, 2021, up 80 bps from 97.7% as of December 31, 2020. The following table provides vacancy detail for our recent acquisitions:

						Incremental Projected Annual Rental Revenue Upon Full Lease-Up
		As of September 30, 2021			Percentage of Vacancy Leased/Negotiating
		Vacant	Occupancy Impact
Property	Market/Submarket	RSF	Region	Consolidated
601, 611, and 651 Gateway Boulevard	San Francisco Bay Area/South San Francisco	314,991	3.8%	0.8%	45%	>$59 million
275 Grove Street	Greater Boston/Route 128	180,648	1.8%	0.5	65
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	150,337	4.7%	0.4	94
Other	Greater Boston/Other	95,501	0.9%	0.2	—
SD Tech by Alexandria	San Diego/Sorrento Mesa	92,768	1.2%	0.2	13
Alexandria Center® for Life Science – Fenway	Greater Boston/Fenway	81,538	0.8%	0.2	—
Other acquisitions	Various	674,471	N/A	1.8	36
		1,590,254		4.1%	41%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	19

Key Operating Metrics
September 30, 2021

Historical Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Stable cash flows
	Percentage of triple net leases	92%	(2)
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	94%

Historical Rental Rate Growth: Renewed/Re-Leased Space	Margins(3)

	Operating	Adjusted EBITDA
	70%	68%

(1)Percentages calculated based on RSF as of September 30, 2021.
(2)Decline to 92% from 94% as of June 30, 2021, related to non-triple net leases in place at operating properties with future development or redevelopment opportunities acquired during the three months ended September 30, 2021. We expect to transition these properties to our triple net lease structure, in conjunction with our future development or redevelopment activities.
(3)Represents percentages for the three months ended September 30, 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	20

Same Property Performance
September 30, 2021
(Dollars in thousands)

	September 30, 2021			September 30, 2021
Same Property Financial Data	Three Months Ended	Nine Months Ended	Same Property Statistical Data	Three Months Ended	Nine Months Ended
Percentage change over comparable period from prior year:			Number of same properties	259	249
Net operating income increase	3.0%	4.1%	Rentable square feet	25,493,710	23,701,101
Net operating income increase (cash basis)	7.1%	7.3%	Occupancy – current-period average	94.8%	96.5%
Operating margin	71%	72%	Occupancy – same-period prior-year average	95.1%	96.2%

	Three Months Ended September 30,						Nine Months Ended September 30,
	2021	2020		$ Change	% Change		2021	2020		$ Change	% Change
Income from rentals:
Same properties	$323,383	$313,015		$10,368	3.3%		$915,884	$884,359		$31,525	3.6%
Non-same properties	92,535	125,378	(1)	(32,843)	(26.2)	(1)	267,071	233,531	(1)	33,540	14.4	(1)
Rental revenues	415,918	438,393		(22,475)	(5.1)		1,182,955	1,117,890		65,065	5.8

Same properties	108,958	98,749		10,209	10.3		298,955	275,953		23,002	8.3
Non-same properties	21,651	6,270		15,381	245.3		51,683	23,030		28,653	124.4
Tenant recoveries	130,609	105,019		25,590	24.4		350,638	298,983		51,655	17.3

Income from rentals	546,527	543,412		3,115	0.6		1,533,593	1,416,873		116,720	8.2

Same properties	178	126		52	41.3		382	237		145	61.2
Non-same properties	1,054	1,504		(450)	(29.9)		3,252	4,807		(1,555)	(32.3)
Other income	1,232	1,630		(398)	(24.4)		3,634	5,044		(1,410)	(28.0)

Same properties	432,519	411,890		20,629	5.0		1,215,221	1,160,549		54,672	4.7
Non-same properties	115,240	133,152		(17,912)	(13.5)		322,006	261,368		60,638	23.2
Total revenues	547,759	545,042		2,717	0.5		1,537,227	1,421,917		115,310	8.1

Same properties	125,661	113,969		11,692	10.3		336,317	316,028		20,289	6.4
Non-same properties	40,334	26,474		13,860	52.4		111,521	77,429		34,092	44.0
Rental operations	165,995	140,443		25,552	18.2		447,838	393,457		54,381	13.8

Same properties	306,858	297,921		8,937	3.0		878,904	844,521		34,383	4.1
Non-same properties	74,906	106,678		(31,772)	(29.8)		210,485	183,939		26,546	14.4
Net operating income	$381,764	$404,599		$(22,835)	(5.6%)		$1,089,389	$1,028,460		$60,929	5.9%

Net operating income – same properties	$306,858	$297,921		$8,937	3.0%		$878,904	$844,521		$34,383	4.1%
Straight-line rent revenue	(16,654)	(25,852)		9,198	(35.6)		(47,713)	(65,899)		18,186	(27.6)
Amortization of acquired below-market leases	(4,201)	(4,965)		764	(15.4)		(9,844)	(13,166)		3,322	(25.2)
Net operating income – same properties (cash basis)	$286,003	$267,104		$18,899	7.1%		$821,347	$765,456		$55,891	7.3%

(1)Includes the effect of a termination fee of $89.5 million recognized in 3Q20. Excluding this termination fee, growth in rental revenues for 3Q21 and YTD 3Q21 was 19.2% and 15.0%, respectively. Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

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Leasing Activity
September 30, 2021
(Dollars per RSF)

	Three Months Ended		Nine Months Ended			Year Ended
	September 30, 2021		September 30, 2021			December 31, 2020
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	35.3%	19.3%	39.4%		22.3%	37.6%	18.3%
New rates	$54.66	$52.90	$57.47		$55.08	$49.51	$46.53
Expiring rates	$40.39	$44.34	$41.23		$45.05	$35.99	$39.32
RSF	671,775		2,666,313			2,556,833
Tenant improvements/leasing commissions	$24.00		$29.96			$35.08
Weighted-average lease term	4.4 years		5.7 years			6.0 years

Developed/redeveloped/previously vacant space leased(2)
New rates	$103.29	$88.46	$72.94		$64.67	$56.67	$53.61
RSF	1,138,855		2,755,814			1,802,013
Weighted-average lease term	11.2 years		10.4 years			9.0 years

Leasing activity summary (totals):
New rates	$85.25	$75.27	$65.33		$59.96	$52.47	$49.46
RSF	1,810,630		5,422,127	(3)(4)		4,358,846
Weighted-average lease term	8.7 years		8.1 years			7.3 years

Lease expirations(1)
Expiring rates	$40.74	$42.61	$40.38		$43.16	$36.03	$39.01
RSF	870,283		3,329,865			3,560,188

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 94,202 RSF and 96,383 RSF as of September 30, 2021, and December 31, 2020, respectively.
(2)Refer to “New Class A development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional information on total project costs.
(3)Represents the highest leasing activity in Company history, surpassing our record annual leasing volume of 5.1 million RSF during the year ended December 31, 2019.
(4)During the nine months ended September 30, 2021, we granted tenant concessions/free rent averaging 2.5 months with respect to the 5,422,127 RSF leased. Approximately 52% of the leases executed during the nine months ended September 30, 2021, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	22

Contractual Lease Expirations
September 30, 2021

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2021 (2)	669,501	1.8%	$42.01	1.6%
2022	2,514,927	6.9%	$43.75	6.4%
2023	3,593,276	9.9%	$40.09	8.4%
2024	3,220,392	8.9%	$43.27	8.1%
2025	2,894,465	8.0%	$50.51	8.5%
2026	2,282,272	6.3%	$45.40	6.0%
2027	2,264,684	6.2%	$48.00	6.3%
2028	3,046,238	8.4%	$49.97	8.9%
2029	2,333,448	6.4%	$53.34	7.3%
2030	2,282,456	6.3%	$53.32	7.1%
Thereafter	11,285,360	30.9%	$47.44	31.4%

Market	2021 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2022 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment	Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total

Greater Boston	91,284	16,674	202,428	5,807	316,193	$37.23	57,663	158,561	—	267,256	483,480	$57.99
San Francisco Bay Area	63,831	18,223	—	60,904	142,958	63.31	—	60,075	490,127	180,190	730,392	51.78
New York City	—	130	—	1,191	1,321	N/A	14,891	—	—	3,464	18,355	N/A
San Diego	38,201	—	32,774	62,175	133,150	29.54	103,730	6,196	354,123	160,226	624,275	35.26
Seattle	—	—	—	17,883	17,883	16.09	—	15,177	51,255	124,951	191,383	32.79
Maryland	7,268	—	—	3,125	10,393	37.63	35,789	35,144	—	9,966	80,899	26.81
Research Triangle	21,215	6,871	—	10,747	38,833	37.78	—	7,591	62,490	149,202	219,283	24.76
Canada	—	—	—	—	—	—	—	26,426	—	2,197	28,623	22.49
Non-cluster/other markets	—	—	—	8,770	8,770	104.46	—	10,430	—	127,807	138,237	35.21
Total	221,799	41,898	235,202	170,602	669,501	$42.01	212,073	319,600	957,995	1,025,259	2,514,927	$43.75
Percentage of expiring leases	33%	6%	35%	26%	100%		8%	13%	38%	41%	100%

(1)Represents amounts in effect as of September 30, 2021.
(2)Excludes month-to-month leases aggregating 94,202 RSF as of September 30, 2021.
(3)Represents RSF targeted for development or redevelopment upon expiration of existing in-place leases primarily related to recently acquired properties with an average contractual lease expiration date, weighted by annual rental revenue, of April 26, 2022. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual expiration is 113,555 RSF in our Cambridge/Inner Suburbs submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	23

Top 20 Tenants
September 30, 2021
(Dollars in thousands, except average market cap amounts)

89% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	7.0		916,234	$53,085	3.1%	A2	A+	$142.8
2	Takeda Pharmaceutical Company Ltd.	7.9		606,249	39,416	2.3	Baa2	BBB+	$54.7
3	Moderna, Inc.	11.0		855,458	39,341	2.3	—	—	$79.5
4	Facebook, Inc.	10.3		903,786	38,795	2.3	—	—	$869.2
5	Eli Lilly and Company	7.5		602,874	37,755	2.2	A2	A+	$189.7
6	Sanofi	7.7		553,693	36,952	2.2	A1	AA	$126.3
7	Illumina, Inc.	8.9		891,495	36,141	2.1	Baa3	BBB	$60.2
8	Novartis AG	6.8		447,820	30,595	1.8	A1	AA-	$219.2
9	Uber Technologies, Inc.	61.2	(2)	1,009,188	27,477	1.6	—	—	$91.0
10	Roche	2.5	(3)	546,893	26,077	1.5	Aa3	AA	$308.2
11	bluebird bio, Inc.	5.7		312,805	23,140	1.4	—	—	$2.3
12	Maxar Technologies	4.0	(4)	478,000	21,803	1.3	—	—	$2.4
13	Massachusetts Institute of Technology	7.2		257,626	21,165	1.2	Aaa	AAA	$—
14	United States Government	13.5		918,516	20,276	1.2	Aaa	AA+	$—
15	The Children’s Hospital Corporation	15.1		269,816	20,066	1.2	Aa2	AA	$—
16	New York University	10.0		204,691	19,531	1.2	Aa2	AA-	$—
17	Merck & Co., Inc.	12.4		311,015	19,392	1.1	A1	AA-	$196.5
18	Pfizer Inc.	3.4		416,896	17,760	1.0	A2	A+	$218.2
19	FibroGen, Inc.	7.2		234,249	16,896	1.0	—	—	$2.8
20	Amgen Inc.	2.5		407,369	16,838	1.0	Baa1	A-	$136.3
	Total/weighted-average	10.6	(2)	11,144,673	$562,501	33.0%

(1)Based on aggregate annual rental revenue in effect as of September 30, 2021. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization.
(2)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.1 years as of September 30, 2021.
(3)Includes 197,787 RSF expiring in 2022 at our recently acquired property at 651 Gateway Boulevard in our South San Francisco submarket. Upon expiration of the lease, 651 Gateway Boulevard will be redeveloped into a Class A office/laboratory building. Excluding this 197,787 RSF, the weighted-average remaining term of space leased to Roche is 3.1 years.
(4)Represents remaining lease term at two recently acquired properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties in 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	24

Summary of Properties and Occupancy
September 30, 2021
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,163,050	972,216	885,001	12,020,267	28%	82	$590,125	35%	$61.58
San Francisco Bay Area	8,385,438	535,373	48,722	8,969,533	21	68	419,550	25	59.92
New York City	1,165,060	—	104,959	1,270,019	3	5	82,964	5	72.43
San Diego	7,932,982	341,891	117,212	8,392,085	19	103	284,665	17	38.23
Seattle	2,734,010	—	213,976	2,947,986	7	42	109,681	6	41.70
Maryland	3,594,657	84,264	344,226	4,023,147	9	50	96,652	6	26.97
Research Triangle	3,202,145	363,688	325,936	3,891,769	9	36	77,270	5	25.64
Canada	322,159	—	—	322,159	1	4	6,638	—	24.90
Non-cluster/other markets	1,128,223	—	—	1,128,223	3	16	28,311	1	32.95
Properties held for sale	79,007	—	—	79,007	—	1	707	—	24.12
North America	38,706,731	2,297,432	2,040,032	43,044,195	100%	407	$1,696,563	100%	$47.73
		4,337,464

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/21		6/30/21	9/30/20	9/30/21	6/30/21	9/30/20
Greater Boston	94.3%	(1)	95.5%	98.3%	86.7%	91.0%	95.0%
San Francisco Bay Area	94.5	(1)	94.0	95.3	94.0	92.9	94.2
New York City	98.3		99.4	95.5	90.2	90.1	84.8
San Diego	93.9	(1)	93.8	93.7	92.5	92.3	92.7
Seattle	96.2		97.6	91.0	89.2	90.2	91.0
Maryland	99.7		98.9	96.0	91.0	90.3	96.0
Research Triangle	94.1	(1)	92.8	90.5	85.4	84.1	73.4
Subtotal	95.0		95.2	95.2	90.1	90.9	91.5
Canada	82.8		77.0	90.0	82.8	77.0	90.0
Non-cluster/other markets	76.2		46.0	69.8	76.2	46.0	69.8
North America	94.4%	(1)	94.3%	94.9%	89.6%	90.1%	91.3%

(1)Refer to “Occupancy” of this Supplemental Information for additional details on vacancy at recently acquired properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	25

Property Listing
September 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$171,131	98.9%	98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	105,158	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
The Arsenal on the Charles	571,533	—	301,132	872,665	11	25,429	88.9	58.2
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Alexandria Center® at One Kendall Square	814,779	462,100	—	1,276,879	11	66,902	93.4	93.4
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000 and 325 and 399 Binney Street
480 Arsenal Way and 500 and 550 Arsenal Street	495,127	—	—	495,127	3	20,644	98.3	98.3
640 Memorial Drive	225,504	—	—	225,504	1	13,861	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	8,800	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,026	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	5,833,581	462,100	301,132	6,596,813	48	416,571	97.4	92.6
Fenway
Alexandria Center® for Life Science – Fenway	973,145	510,116	—	1,483,261	2	58,119	91.6	91.6
401 Park Drive and 201 Brookline Avenue(1)
Seaport Innovation District
380 and 420 E Street	195,506	—	—	195,506	2	3,914	100.0	100.0
5 Necco Street	87,163	—	—	87,163	1	5,819	86.6	86.6
Seaport Innovation District	282,669	—	—	282,669	3	9,733	95.9	95.9
Route 128
Reservoir Woods	515,273	—	—	515,273	3	21,808	100.0	100.0
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	1	16,501	64.6	64.6
One Upland Road, 100 Tech Drive, and One Investors Way	683,513	—	—	683,513	3	25,202	100.0	100.0
Alexandria Park at 128	343,882	—	—	343,882	8	12,544	100.0	100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	317,617	—	—	317,617	3	13,515	84.8	84.8
19 Presidential Way	144,892	—	—	144,892	1	5,063	94.7	94.7
840 Winter Street	30,009	—	130,000	160,009	1	1,239	95.1	17.8
100 Beaver Street	82,330	—	—	82,330	1	4,886	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	2,653,488	—	130,000	2,783,488	22	$101,925	91.0%	86.8%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	26

Property Listing (continued)
September 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston (continued)
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	$1,735	100.0%	100.0%
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
Route 495	246,891	—	—	246,891	3	2,384	100.0	100.0
Other	173,276	—	453,869	627,145	4	1,393	44.9	12.4
Greater Boston	10,163,050	972,216	885,001	12,020,267	82	590,125	94.3	86.7

San Francisco Bay Area
Mission Bay
Alexandria Center® for Science and Technology – Mission Bay	1,990,262	—	—	1,990,262	9	95,177	99.8	99.9
1455, 1515, 1655(1), and 1725(1) Third Street, 409 and 499 Illinois Street(1), 1500(1) and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	1,990,262	—	—	1,990,262	9	95,177	99.8	99.8
South San Francisco
Alexandria Technology Center® – Gateway	1,415,020	229,000	—	1,644,020	12	57,160	76.3	76.3
600, 601(1), 611(1), 630, 650, 651(1), 681(1), 685(1), 701(1), 751(1), 901, and 951 Gateway Boulevard
213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,951	100.0	100.0
Alexandria Center® for Life Science – South San Francisco	398,968	96,790	—	495,758	3	24,760	87.8	87.8
201 Haskins Way and 400 and 450 East Jamie Court
1122 El Camino Real	223,232	—	—	223,232	1	443	100.0	100.0
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	139,709	—	—	139,709	1	8,632	100.0	100.0
341 and 343 Oyster Point Boulevard	108,208	—	—	108,208	2	6,443	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,582	97.7	97.7
South San Francisco	3,464,383	325,790	—	3,790,173	26	157,590	88.8	88.8
Greater Stanford
Menlo Gateway(1)	772,983	—	—	772,983	3	29,779	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria Center® for Life Science – San Carlos	529,609	209,583	—	739,192	9	32,155	97.6	97.6
825, 835, 960, and 1501-1599 Industrial Road
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,802	100.0	100.0
Alexandria Stanford Life Science District	333,263	—	48,722	381,985	4	27,815	100.0	87.2
3160, 3165, 3170, and 3181 Porter Drive
Alexandria PARC	197,498	—	—	197,498	4	9,302	78.1	78.1
2100, 2200, 2300, and 2400 Geng Road
3330, 3412, 3450, and 3460 Hillview Avenue	183,267	—	—	183,267	4	15,180	100.0	100.0
2475 and 2625/2627/2631 Hanover Street	116,869	—	—	116,869	2	9,972	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	$4,257	100.0%	100.0%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

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Property Listing (continued)
September 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area (continued)
Greater Stanford (continued)
Shoreway Science Center	82,462	—	—	82,462	2	$5,422	100.0%	100.0%
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	3,090	74.3	74.3
Greater Stanford	2,930,793	209,583	48,722	3,189,098	33	166,783	97.6	96.0
San Francisco Bay Area	8,385,438	535,373	48,722	8,969,533	68	419,550	94.5	94.0

New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	65,744	97.4	97.4
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® for Life Science – Long Island City	74,141	—	104,959	179,100	1	3,214	100.0	41.4
30-02 48th Avenue
New York City	1,165,060	—	104,959	1,270,019	5	82,964	98.3	90.2

San Diego
Torrey Pines
One Alexandria Square	776,150	146,456	—	922,606	10	33,432	90.3	90.4
3115 and 3215 Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10931/10933 and 10975 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	298,863	—	—	298,863	3	12,836	83.3	83.3
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	12,323	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
11119, 11255, and 11355 North Torrey Pines Road	211,641	—	—	211,641	3	9,103	100.0	100.0
Torrey Pines	1,500,554	146,456	—	1,647,010	20	$67,694	91.7%	91.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	28

Property Listing (continued)
September 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
University Town Center
Alexandria Point(1)	1,435,916	—	—	1,435,916	8	$61,734	98.8%	98.8%
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
University District	406,732	—	—	406,732	5	17,621	100.0	100.0
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
University Town Center	2,635,335	—	—	2,635,335	19	109,333	99.3	99.3
Sorrento Mesa
SD Tech by Alexandria(1)	782,193	195,435	79,945	1,057,573	14	23,698	84.9	77.0
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Sequence District by Alexandria	805,223	—	—	805,223	7	26,544	92.5	92.5
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	632,732	—	—	632,732	6	9,711	93.1	93.1
9389, 9393, 9401, 9444, 9455, and 9477 Waples Street
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
7330 and 7360 Carroll Road	84,441	—	—	84,441	2	2,743	100.0	100.0
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	1,031	41.4	41.4
9877 Waples Street	63,774	—	—	63,774	1	2,374	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,710	100.0	100.0
Sorrento Mesa	2,902,865	195,435	79,945	3,178,245	39	82,491	90.7	88.2
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,406	—	—	191,406	7	6,483	100.0	100.0
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	3,306	97.1	97.1
Sorrento Valley	313,061	—	—	313,061	13	9,789	98.9	98.9
Other	581,167	—	37,267	618,434	12	15,358	88.0	82.7
San Diego	7,932,982	341,891	117,212	8,392,085	103	$284,665	93.9%	92.5%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	29

Property Listing (continued)
September 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria	937,290	—	—	937,290	8	$56,253	100.0%	100.0%
1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
400 Dexter Avenue North(1)	290,111	—	—	290,111	1	14,603	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,239	99.0	99.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,852	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	449	100.0	100.0
Lake Union	1,473,921	—	—	1,473,921	12	82,396	99.9	99.9
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,538	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,362	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	3,201	100.0	100.0
Other	1,133,114	—	213,976	1,347,090	26	22,546	92.1	77.5
Seattle	2,734,010	—	213,976	2,947,986	42	109,681	96.2	89.2

Maryland
Rockville
9601, 9603, 9605, 9609, 9613, and 9615 Medical Center Drive	711,072	—	94,256	805,328	6	5,406	100.0	88.3
9800, 9804, 9900, 9920, and 9950 Medical Center Drive	560,788	84,264	—	645,052	8	24,280	100.0	100.0
9704, 9708, 9712, and 9714 Medical Center Drive	215,619	—	—	215,619	4	7,936	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	4,021	100.0	100.0
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,364	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,478	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,719	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,966	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	2,084,960	84,264	94,256	2,263,480	28	56,131	100.0	95.7
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	17,107	99.7	99.7
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	315,085	—	169,420	484,505	7	$10,409	99.0%	64.4%
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	30

Property Listing (continued)
September 30, 2021
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Gaithersburg (Continued)
20400 Century Boulevard	—	—	80,550	80,550	1	$—	N/A	—%
401 Professional Drive	63,154	—	—	63,154	1	1,899	100.0%	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,069,627	—	249,970	1,319,597	20	31,626	99.5	80.7
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,768	96.7	96.7
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,594,657	84,264	344,226	4,023,147	50	96,652	99.7	91.0

Research Triangle
Research Triangle
Alexandria Center® for Life Science – Durham	1,912,211	—	325,936	2,238,147	16	36,839	92.1	78.7
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Parmer Way, 2400 Ellis Road, and 14 TW Alexander Drive
Alexandria Center® for Advanced Technologies	137,740	229,500	—	367,240	4	3,837	85.1	85.1
6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	206,212	134,188	—	340,400	2	8,787	98.3	98.3
5 and 9 Laboratory Drive
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,125	92.4	92.4
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	5,416	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,455	—	—	136,455	3	4,417	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,375	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	728	100.0	100.0
Research Triangle	3,202,145	363,688	325,936	3,891,769	36	77,270	94.1	85.4

Canada	322,159	—	—	322,159	4	6,638	82.8	82.8

Non-cluster/other markets	1,128,223	—	—	1,128,223	16	28,311	76.2	76.2

North America, excluding properties held for sale	38,627,724	2,297,432	2,040,032	42,965,188	406	1,695,856	94.4%	89.6%

Properties held for sale	79,007	—	—	79,007	1	707	37.1%	37.1%

Total – North America	38,706,731	2,297,432	2,040,032	43,044,195	407	$1,696,563

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	31

Investments in Real Estate
September 30, 2021

We continue to execute our unique and differentiated life science strategy at an accelerated pace and expand our collaborative campuses and asset base in each of our key life science cluster submarkets, and we remain strategically positioned to take maximum advantage of historic tenant demand.

Demand for our value-creation development and redevelopment projects of high-quality office/laboratory space, as well as continued operational excellence at our world-class, sophisticated laboratory facilities and strong execution by our team, has translated into record leasing activity.

Under Construction		Key Projects Expected to Commence Construction in the Next Six Quarters(1)		Incremental Projected Annual Rental Revenues

4.3 Million RSF		3.4 Million RSF		> $615 Million

37 Properties	+	20 Properties	=

79% Leased/Negotiating		80% Leased/Negotiating

(1)We also expect other projects to commence construction in 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	32

Investments in Real Estate
September 30, 2021
(Dollars in thousands)

		Development and Redevelopment
	Operating	Under Construction	Near Term		Intermediate Term	Future	Subtotal	Total
Investments in real estate
Book value as of September 30, 2021(1)	$21,499,872	$2,240,891	$1,190,570		$605,848	$1,130,464	$5,167,773	$26,667,645

Square footage
Operating	38,706,731	—	—		—	—	—	38,706,731
New Class A development and redevelopment properties	—	4,337,464	6,392,194	(2)	4,047,611	14,790,048	29,567,317	29,567,317
Value-creation square feet currently included in rental properties(3)	—	—	(1,235,727)		(372,991)	(2,806,550)	(4,415,268)	(4,415,268)
Total square footage	38,706,731	4,337,464	5,156,467		3,674,620	11,983,498	25,152,049	63,858,780

(1)Balances exclude our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Includes 3,366,117 RSF, currently 80% leased/negotiating, expected to commence construction in the next six quarters. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	33

New Class A Development and Redevelopment Properties: Recent Deliveries

September 30, 2021

The Arsenal on the Charles	Alexandria Center® for Life Science – South San Francisco(1)	Alexandria Center® for Life Science – San Carlos(2)	3160 Porter Drive	Alexandria Center® for Life Science – Long Island City(3)
Greater Boston/ Cambridge/Inner Suburbs	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford	San Francisco Bay Area/ Greater Stanford	New York City/New York City
86,546 RSF	226,400 RSF	316,546 RSF	43,578 RSF	32,892 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

Commercial St
Industrial Rd
ALEXANDRIA CENTER
FOR LIFE SCIENCE

ALEXANDRIA CENTER FOR LIFE SCIENCE AT STANFORD RESEARCH PARK
LOCATION
CAPITAL
TALENT
INNOVATION
ALEXANDRIA
3160

1165 Eastlake Avenue East	9804 Medical Center Drive	Alexandria Center® for Life Science – Durham(4)	Alexandria Center® for AgTech(5)	Alexandria Center® for Advanced Technologies(6)
Seattle/Lake Union	Maryland/Rockville	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
100,086 RSF	176,832 RSF	326,445 RSF	25,812 RSF	20,500 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 201 Haskins Way in our Alexandria Center® for Life Science – South San Francisco campus.
(2)Image represents 825 and 835 Industrial Road in our Alexandria Center® for Life Science – San Carlos campus.
(3)Image represents 30-02 48th Avenue in our Alexandria Center® for Life Science – Long Island City campus.
(4)Image represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham campus.
(5)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(6)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	34

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

September 30, 2021
(Dollars in thousands)

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(2)	Total Project		Unlevered Yields
	3Q21 Delivery Date(1)		4Q20	1Q21	2Q21	3Q21	Total				Initial Stabilized		Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
Alexandria Center® for Life Science – South San Francisco/San Francisco Bay Area/South San Francisco	8/4/21	100%	—	—	171,042	55,358	226,400	100%	323,190	$370,000	6.4%		6.2%
Alexandria Center® for Life Science – San Carlos/San Francisco Bay Area/Greater Stanford	7/9/21	100%	96,463	99,557	114,157	6,369	316,546	100%	526,129	630,000	6.4		6.1
1165 Eastlake Avenue East/Seattle/Lake Union	N/A	100%	—	100,086	—	—	100,086	100%	100,086	138,000	6.3	(3)	6.4	(3)
9804 Medical Center Drive/Maryland/Rockville	N/A	100%	—	176,832	—	—	176,832	100%	176,832	89,300	8.3		8.0
Alexandria Center® for AgTech/Research Triangle/Research Triangle	7/22/21	100%	—	—	—	25,812	25,812	100%	340,400	193,000	7.1		7.0
Alexandria Center® for Advanced Technologies/Research Triangle/Research Triangle	9/24/21	100%	—	—	—	20,500	20,500	100%	250,000	151,000	7.5		7.3

Redevelopment projects
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	9/4/21	100%	—	—	—	86,546	86,546	100%	872,665	772,000	6.2		5.5
3160 Porter Drive/San Francisco Bay Area/ Greater Stanford	8/19/21	100%	—	—	—	43,578	43,578	100%	92,300	107,000	5.2		5.0
Alexandria Center® for Life Science – Long Island City/New York City/New York City	N/A	100%	17,716	—	15,176	—	32,892	100%	179,100	224,000	5.8		5.8
9877 Waples Street/San Diego/Sorrento Mesa	N/A	100%	63,774	—	—	—	63,774	100%	63,774	31,000	8.8		8.1
Other/San Diego	N/A	100%	—	—	128,745	—	128,745	100%	128,745	47,000	8.0	(4)	8.0	(4)
Alexandria Center® for Life Science – Durham/Research Triangle/Research Triangle	N/A	100%	—	—	326,445	—	326,445	100%	652,381	245,000	7.5		6.7
Total	8/22/21		177,953	376,475	755,565	238,163	1,548,156		3,705,602	$2,997,300	6.6%		6.2%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date during the current quarter, weighted by annual rental revenue.
(2)Relates to total operating RSF placed in service as of the most recent delivery.
(3)Unlevered yields represent aggregate returns for 1165 Eastlake Avenue East, an amenity-rich research headquarters for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue East, an adjacent multi-tenant office/laboratory building.
(4)We achieved yields greater than 8.0%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	35

New Class A Development and Redevelopment Properties: Current Projects
September 30, 2021

325 Binney Street	The Arsenal on the Charles	201 Brookline Avenue	840 Winter Street	Alexandria Center® for Life Science – South San Francisco(1)
Greater Boston/Cambridge	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Route 128	San Francisco Bay Area/ South San Francisco
462,100 RSF	301,132 RSF	510,116 RSF	130,000 RSF	96,790 RSF
100% Leased	92% Leased/Negotiating	96% Leased/Negotiating	18% Leased/Negotiating	100% Leased

751 Gateway Boulevard	Alexandria Center® for Life Science – San Carlos(2)	3160 Porter Drive	Alexandria Center® for Life Science – Long Island City(3)	3115 Merryfield Row
San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford	San Francisco Bay Area/ Greater Stanford	New York City/New York City	San Diego/Torrey Pines
229,000 RSF	209,583 RSF	48,722 RSF	104,959 RSF	146,456 RSF
100% Leased/Negotiating	100% Leased	88% Leased/Negotiating	52% Leased/Negotiating	100% Leased

(1)Image represents 201 Haskins Way in our Alexandria Center® for Life Science – South San Francisco campus.
(2)Image represents 825 and 835 Industrial Road in our Alexandria Center® for Life Science – San Carlos campus.
(3)Image represents 30-02 48th Avenue in our Alexandria Center® for Life Science – Long Island City campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	36

New Class A Development and Redevelopment Properties: Current Projects (continued)
September 30, 2021

SD Tech by Alexandria(1)	5505 Morehouse Drive	10277 Scripps Ranch Boulevard	9601 and 9603 Medical Center Drive	9950 Medical Center Drive
San Diego/Sorrento Mesa	San Diego/Sorrento Mesa	San Diego/Other	Maryland/Rockville	Maryland/Rockville
195,435 RSF	79,945 RSF	37,267 RSF	94,256 RSF	84,264 RSF
100% Leased	100% Leased	47% Leased/Negotiating	51% Leased/Negotiating	100% Leased

700 Quince Orchard Road	20400 Century Boulevard	Alexandria Center® for Life Science – Durham(2)	Alexandria Center® for AgTech(3)	Alexandria Center® for Advanced Technologies(4)
Maryland/Gaithersburg	Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
169,420 RSF	80,550 RSF	325,936 RSF	134,188 RSF	229,500 RSF
100% Leased	40% Leased/Negotiating	77% Leased/Negotiating	87% Leased/Negotiating	83% Leased/Negotiating

(1)Image represents 10055 Barnes Canyon Road in our SD Tech by Alexandria campus.
(2)Image represents 14 TW Alexander Drive in our Alexandria Center® for Life Science – Durham campus.
(3)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(4)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	37

New Class A Development and Redevelopment Properties: Current Projects (continued)
September 30, 2021

Market Property/Submarket		Square Footage				Percentage
	Dev/Redev	In Service	CIP	Total		Leased		Leased/Negotiating		Initial Occupancy(1)
Under construction
Greater Boston
325 Binney Street/Cambridge	Dev	—	462,100	462,100		100%		100%		2023
The Arsenal on the Charles/Cambridge/Inner Suburbs	Redev	571,533	301,132	872,665		85		92		3Q21
201 Brookline Avenue/Fenway	Dev	—	510,116	510,116		59		96		2022
840 Winter Street/Route 128	Redev	30,009	130,000	160,009		18		18		2022
Other	Redev	—	453,869	453,869		—		—		2023/2024
San Francisco Bay Area
Alexandria Center® for Life Science – South San Francisco/South San Francisco	Dev	226,400	96,790	323,190		100		100		2Q21
751 Gateway Boulevard/South San Francisco	Dev	—	229,000	229,000		—		100		2023
Alexandria Center® for Life Science – San Carlos/Greater Stanford	Dev	316,546	209,583	526,129		100		100		4Q20
3160 Porter Drive/Greater Stanford	Redev	43,578	48,722	92,300		86		88		3Q21
New York City
Alexandria Center® for Life Science – Long Island City/New York City	Redev	74,141	104,959	179,100		49		52		4Q20
San Diego
3115 Merryfield Row/Torrey Pines	Dev	—	146,456	146,456		100		100		2022
SD Tech by Alexandria/Sorrento Mesa	Dev	—	195,435	195,435		100		100		2022
5505 Morehouse Drive/Sorrento Mesa	Redev	—	79,945	79,945		100		100		2021
10277 Scripps Ranch Boulevard/Other	Redev	32,774	37,267	70,041		47		47		2022
Seattle
Other	Redev	246,647	213,976	460,623		53		61		2022
Maryland
9601 and 9603 Medical Center Drive/Rockville	Redev	—	94,256	94,256		—		51		2022
9950 Medical Center Drive/Rockville	Dev	—	84,264	84,264		100		100		1H22
700 Quince Orchard Road/Gaithersburg	Redev	—	169,420	169,420		100		100		2021
20400 Century Boulevard/Gaithersburg	Redev	—	80,550	80,550		27		40		2022
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle(2)	Redev	326,445	325,936	652,381		77		77		2Q21/2022
Alexandria Center® for AgTech/Research Triangle(3)	Redev/Dev	206,212	134,188	340,400		83		87		3Q21
Alexandria Center® for Advanced Technologies/Research Triangle	Dev	20,500	229,500	250,000	(4)	80	(4)	83	(4)	3Q21/2022
		2,094,785	4,337,464	6,432,249		70		79
Pre-leased/negotiating near-term projects and key pending acquisition
Charles Park/Greater Boston/Cambridge(5)	Redev	—	400,000	400,000		—		100
4150 Campus Point Court/San Diego/University Town Center	Dev	—	171,102	171,102		100		100
Other near-term projects expected to commence construction in the next six quarters (17 properties)	Dev/Redev	—	2,795,015	2,795,015		4		76
		—	3,366,117	3,366,117		9%		80%
		2,094,785	7,703,581	9,798,366

(1)Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)The recently acquired Alexandria Center® for Life Science – Durham campus redevelopment project includes three properties at 40 Moore Drive, 2400 Ellis Road, and 14 TW Alexander Drive. 2400 Ellis Road is 100% leased and was delivered in 2Q21. We expect stabilized occupancy for the remaining buildings in 2022.
(3)The strategic collaborative agtech campus consists of Phase I at 5 Laboratory Drive, including campus amenities, which was previously delivered, and Phase II at 9 Laboratory Drive.
(4)Represents 150,000 RSF that is 71% leased/negotiating at 8 Davis Drive and 100,000 RSF that is 100% leased at 10 Davis Drive.
(5)We expect to complete this acquisition in December 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	38

New Class A Development and Redevelopment Properties: Current Projects (continued)

September 30, 2021
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
Greater Boston
325 Binney Street/Cambridge	100%	$—	$198,031	$582,969		$781,000		8.6%	7.2%
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	454,061	236,242	81,697		772,000		6.2%	5.5%
201 Brookline Avenue/Fenway	98.2%	—	446,219	287,781		734,000		6.8%	6.0%
840 Winter Street/Route 128	100%	12,981	56,926	TBD
Other	100%	—	113,389
San Francisco Bay Area
Alexandria Center® for Life Science – South San Francisco/South San Francisco	100%	254,933	92,551	22,516		370,000		6.4%	6.2%
751 Gateway Boulevard/South San Francisco	48.1%	—	59,657	TBD
Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	391,681	202,346	35,973		630,000		6.4%	6.1%
3160 Porter Drive/Greater Stanford	100%	44,537	50,469	11,994		107,000		5.2%	5.0%
New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	52,470	120,664	50,866		224,000		5.8%	5.8%
San Diego
3115 Merryfield Row/Torrey Pines	100%	—	104,535	47,465		152,000		6.2%	6.2%
SD Tech by Alexandria/Sorrento Mesa	50.0%	—	71,291	109,709		181,000		7.2%	6.6%
5505 Morehouse Drive/Sorrento Mesa	100%	—	41,784	25,216		67,000		6.9%	7.0%
10277 Scripps Ranch Boulevard/Other	100%	11,850	13,727	TBD
Seattle
Other	100%	54,500	68,259	TBD
Maryland
9601 and 9603 Medical Center Drive/Rockville	100%	—	28,724	TBD
9950 Medical Center Drive/Rockville	100%	—	41,813	17,787		59,600		8.6%	7.7%
700 Quince Orchard Road/Gaithersburg	100%	—	62,156	17,344		79,500		8.6%	7.3%
20400 Century Boulevard/Gaithersburg	100%	—	12,391	TBD
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle	100%	89,443	74,138	81,419		245,000		7.5%	6.7%
Alexandria Center® for AgTech/Research Triangle	100%	111,803	73,184	8,013		193,000		7.1%	7.0%
Alexandria Center® for Advanced Technologies/Research Triangle	100%	10,622	72,395	67,983		151,000		7.5%	7.3%
		$1,488,881	$2,240,891	$2,210,000	(1)(2)	$5,940,000	(1)

(1)Amounts rounded to the nearest $10 million.
(2)Based on our current target of net debt and preferred stock to adjusted EBITDA of less than or equal to 5.2x, we expect the net operating income to be generated upon stabilization of these projects will require $1.6 billion of debt and approximately $600 million of incremental equity funding on a leverage-neutral basis. Actual debt and equity capital funding until stabilization of these projects will vary from these estimates.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	39

New Class A Development and Redevelopment Properties: Summary of Pipeline
September 30, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest		Book Value	Square Footage
				Development and Redevelopment
				Under Construction	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
325 Binney Street/Cambridge	100%		$198,031	462,100	—	—	—	462,100
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%		269,802	301,132	200,000	—	12,502	513,634
Alexandria Center® for Life Science – Fenway/Fenway	(2)		572,449	510,116	—	450,000	—	960,116
840 Winter Street/Route 128	100%		56,926	130,000	—	—	—	130,000
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%		56,152	—	275,000	—	—	275,000
15 Necco Street/Seaport Innovation District	90.0%		211,324	—	350,000	—	—	350,000
Reservoir Woods/Route 128	100%		47,762	—	515,273	—	440,000	955,273
10 Necco Street/Seaport Innovation District	100%		93,586	—	—	175,000	—	175,000
215 Presidential Way/Route 128	100%		6,808	—	—	112,000	—	112,000
Alexandria Technology Square®/Cambridge	100%		7,881	—	—	—	100,000	100,000
550 Arsenal Street/Cambridge/Inner Suburbs	100%		54,853	—	—	—	775,000	775,000
380 and 420 E Street/Seaport Innovation District	100%		119,517	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	94.8%		46,597	—	—	—	235,000	235,000
One Upland Road, 100 Tech Drive, and One Investors Way/Route 128	100%		14,081	—	—	—	1,100,000	1,100,000
231 Second Avenue/Route 128	100%		1,093	—	—	—	32,000	32,000
Other value-creation projects	100%		161,182	453,869	190,992	—	434,504	1,079,365
			1,918,044	1,857,217	1,531,265	737,000	4,129,006	8,254,488
San Francisco Bay Area
Alexandria Technology Center® – Gateway/South San Francisco	48.1%		82,176	229,000	300,010	—	291,000	820,010
Alexandria Center® for Life Science – South San Francisco/ South San Francisco	100%		92,551	96,790	—	—	—	96,790
Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%		481,720	209,583	—	700,000	587,000	1,496,583
3160 Porter Drive/Greater Stanford	100%		50,469	48,722	—	—	—	48,722
1450 Owens Street/Mission Bay	100%		65,685	—	191,000	—	—	191,000
901 California Avenue/Greater Stanford	100%		2,694	—	56,924	—	—	56,924
3450 and 3460 Hillview Avenue/Greater Stanford	100%		—	—	42,340	34,611	—	76,951
88 Bluxome Street/SoMa	100%		318,656	—	1,070,925	—	—	1,070,925
3825 and 3875 Fabian Way/Greater Stanford	100%		—	—	—	250,000	228,000	478,000
1122 El Camino Real/South San Francisco	100%		105,053	—	—	—	700,000	700,000
East Grand Avenue/South San Francisco	30.0%		6,113	—	—	—	90,000	90,000
2475 Hanover Street/Greater Stanford	100%		—	—	—	—	83,980	83,980
Other value-creation projects	100%	(3)	38,137	—	—	—	223,188	223,188
			$1,243,254	584,095	1,661,199	984,611	2,203,168	5,433,073

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.2% ownership interest in 201 Brookline Avenue, aggregating 510,116 RSF, and is currently under construction. We have a 100% ownership interest in the intermediate-term development project, aggregating 450,000 RSF.
(3)Includes a future development project at Alexandria Center® for Life Science – Millbrae Station where we have a 37.6% ownership interest.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	40

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term		Future	Total(1)

New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	$120,664	104,959	—	—		—	104,959
47-50 30th Street/New York City	100%	30,639	—	135,938	—		—	135,938
Alexandria Center® for Life Science – New York City/New York City	100%	74,894	—	—	550,000	(2)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—		579,947	579,947
		226,197	104,959	135,938	550,000		579,947	1,370,844
San Diego
3115 Merryfield Row/Torrey Pines	100%	104,535	146,456	—	—		—	146,456
SD Tech by Alexandria/Sorrento Mesa	50.0%	159,088	195,435	190,074	160,000		333,845	879,354
5505 Morehouse Drive/Sorrento Mesa	100%	41,784	79,945	—	—		—	79,945
10277 Scripps Ranch Boulevard/Other	100%	13,727	37,267	32,774	—		—	70,041
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	111,760	—	288,956	—		—	288,956
10931 and 10933 North Torrey Pines Road/Torrey Pines	100%	—	—	242,000	—		—	242,000
Alexandria Point/University Town Center	55.0%	112,895	—	596,102	—		324,445	920,547
Sequence District by Alexandria/Sorrento Mesa	100%	37,758	—	200,000	509,000		1,089,915	1,798,915
University District/University Town Center	100%	66,108	—	—	600,000	(3)	—	600,000
9444 Waples Street/Sorrento Mesa	50.0%	18,809	—	—	149,000		—	149,000
10975 and 10995 Torreyana Road/Torrey Pines	100%	49,009	—	—	—		125,280	125,280
5200 Illumina Way/University Town Center	51.0%	13,313	—	—	—		451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,765	—	—	—		247,000	247,000
Other value-creation projects	100%	13,734	—	54,000	—		114,235	168,235
		750,285	459,103	1,603,906	1,418,000		2,686,552	6,167,561
Seattle
1150 Eastlake Avenue East/Lake Union	100%	102,305	—	311,631	—		—	311,631
701 Dexter Avenue North/Lake Union	100%	67,509	—	217,000	—		—	217,000
601 Dexter Avenue North/Lake Union	100%	37,827	—	—	—		188,400	188,400
1010 4th Avenue South/SoDo	100%	50,969	—	—	—		544,825	544,825
830 4th Avenue South/SoDo	100%	—	—	—	—		52,488	52,488
Other value-creation projects	100%	80,172	213,976	51,255	—		230,000	495,231
		$338,782	213,976	579,886	—		1,015,713	1,809,575
(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 RSF.
(3)Includes our recently acquired property at 4555 Executive Drive and 9363, 9373, and 9393 Towne Centre Drive in our University Town Center submarket, which are currently under evaluation for development, subject to future market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	41

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2021
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Near Term	Intermediate Term	Future	Total(1)

Maryland
9601 and 9603 Medical Center Drive and Excess Land/Rockville	100%	$43,073		94,256	—	258,000	—	352,256
9950 Medical Center Drive/Rockville	100%	41,813		84,264	—	—	—	84,264
700 Quince Orchard Road/Gaithersburg	100%	62,156		169,420	—	—	—	169,420
20400 Century Boulevard/Gaithersburg	100%	12,391		80,550	—	—	—	80,550
Alexandria Center® at Traville Gateway/Rockville	100%	33,091		—	410,000	—	70,000	480,000
9808 Medical Center Drive/Rockville	100%	9,986		—	90,000	—	—	90,000
		202,510		428,490	500,000	258,000	70,000	1,256,490
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle	100%	117,469		325,936	100,000	—	885,000	1,310,936
Alexandria Center® for Advanced Technologies/Research Triangle	100%	112,762		229,500	180,000	—	990,000	1,399,500
Alexandria Center® for AgTech, Phase II/Research Triangle	100%	73,184		134,188	—	—	—	134,188
3029 East Cornwallis Road/Research Triangle	100%	94,958		—	100,000	100,000	855,000	1,055,000
Other value-creation projects	100%	4,185		—	—	—	76,262	76,262
		402,558		689,624	380,000	100,000	2,806,262	3,975,886
Other value-creation projects	100%	86,143		—	—	—	1,299,400	1,299,400
Total pipeline as of September 30, 2021		$5,167,773	(2)	4,337,464	6,392,194	4,047,611	14,790,048	29,567,317	(1)

Key pending acquisitions
Charles Park/Cambridge(3)				—	400,000	—	—	400,000
Mercer Mega Block/Lake Union				—	800,000	—	—	800,000

				4,337,464	7,592,194	4,047,611	14,790,048	30,767,317

(1)Total square footage includes 4,415,268 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $2.2 billion of projects currently under construction that are 79% leased/negotiating. We also expect to commence construction on pre-leased/negotiating near-term projects and a key pending acquisition aggregating $624.5 million in the next six quarters that are 80% leased/negotiating.
(3)We expect to complete this acquisition in December 2021.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	42

Construction Spending
September 30, 2021
(In thousands)

Nine Months Ended
Construction Spending	September 30, 2021
Additions to real estate – consolidated projects	$1,542,210
Investments in unconsolidated real estate joint ventures	739
Contributions from noncontrolling interests	(56,669)
Construction spending (cash basis)	1,486,280
Change in accrued construction	69,551
Construction spending	1,555,831
Projected construction spending for the three months ending December 31, 2021	554,169
Guidance midpoint	$2,110,000

Year Ending
Projected Construction Spending	December 31, 2021
Development, redevelopment, and pre-construction projects	$1,990,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(100,000)
Revenue-enhancing and repositioning capital expenditures	155,000
Non-revenue-enhancing capital expenditures	65,000
Guidance midpoint	$2,110,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	43

Joint Venture Financial Information
September 30, 2021

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
225 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		305,212
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		— (2)
409 and 499 Illinois Street	San Francisco Bay Area	Mission Bay	40.0%	(3)	455,069
1500 Owens Street	San Francisco Bay Area	Mission Bay	49.9%	(3)	158,267
Alexandria Technology Center® – Gateway(4)	San Francisco Bay Area	South San Francisco	51.9%		1,089,852
213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae Station	San Francisco Bay Area	South San Francisco	62.4%		—
Alexandria Point(5)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		679,801
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		632,732
The Eastlake Life Science Campus by Alexandria(7)	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,111

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
Menlo Gateway	San Francisco Bay Area	Greater Stanford	49.0%		772,983
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(9)	(10)

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in five other real estate joint ventures in North America.
(2)We expect to commence vertical construction of 275,000 RSF during 2021.
(3)Refer to “Dispositions and sales of partial interests” in our Earnings Press Release for additional information on the partial interest sale of these consolidated joint ventures in October 2021.
(4)Includes 601, 611, 651, 681, 685, 701, and 751 Gateway Boulevard in our South San Francisco submarket. Noncontrolling interest share is anticipated to be 49% as we make further contributions into the joint venture over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court in our University Town Center submarket.
(6)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055 and 10065 Barnes Canyon Road in our Sorrento Mesa submarket.
(7)Includes 1201 and 1208 Eastlake Avenue East and 199 East Blaine Street in our Lake Union submarket.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(9)Represents our ownership interest; our voting interest is limited to 50%.
(10)Represents a joint venture with a distinguished retail real estate developer for an approximate 90,000 RSF retail shopping center.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	44

Joint Venture Financial Information (continued)
September 30, 2021
(Dollars in thousands)

	As of September 30, 2021
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$2,048,838	$475,982
Cash, cash equivalents, and restricted cash	70,786	9,492
Other assets	235,407	63,397
Secured notes payable (refer to page 49)	—	(219,245)
Other liabilities	(106,148)	(7,889)
Redeemable noncontrolling interests	(11,681)	—
	$2,237,202	$321,737

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2021		September 30, 2021
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$54,419	$147,534	$10,876	$33,595
Rental operations	(15,217)	(39,845)	(1,785)	(5,610)
	39,202	107,689	9,091	27,985
General and administrative	(267)	(599)	(31)	(185)
Interest	—	—	(2,504)	(7,887)
Depreciation and amortization	(17,871)	(49,615)	(3,465)	(10,676)
Fixed returns allocated to redeemable noncontrolling interests(1)	222	659	—	—
	$21,286	$58,134	$3,091	$9,237

Straight-line rent and below-market lease revenue	$1,377	$3,459	$809	$2,924
Funds from operations(2)	$39,157	$107,749	$6,556	$19,913

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
September 30, 2021
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our non-real estate investments and investment income. For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	September 30, 2021
	Three Months Ended		Nine Months Ended		Year Ended December 31, 2020
Realized gains	$81,516	(1)	$189,013	(2)	$47,288	(3)
Unrealized (losses) gains	(14,432)		183,348		374,033
Investment income	$67,084		$372,361		$421,321

	September 30, 2021
Investments	Cost		Unrealized Gains		Carrying Amount

Publicly traded companies	$282,816		$374,515	(4)	$657,331
Entities that report NAV	355,400		480,412		835,812
Entities that do not report NAV:
Entities with observable price changes	54,562		74,906		129,468
Entities without observable price changes	349,100		—		349,100
	$1,041,878	(5)	$929,833		1,971,711

Investments accounted for under the equity method of accounting					75,167
Total investments					$2,046,878

(1)Includes three separate significant realized gains aggregating $52.4 million related to the following transactions: (i) the sale of shares in an investment in a publicly traded biotechnology company, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of one of our privately held biotechnology investments by a publicly traded biotechnology company.
(2)Includes six separate significant realized gains aggregating $110.1 million related to the following transactions: (i) the sales of investments in three publicly traded biotechnology companies, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of two of our privately held non-real estate investments in a biopharmaceutical company and biotechnology company.
(3)Includes impairments of $24.5 million related to investments in privately held entities that do not report NAV.
(4)Includes gross unrealized gains and losses of $400.0 million and $25.5 million, respectively, as of September 30, 2021.
(5)Represents 3.2% of gross assets as of September 30, 2021.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2021	46

Key Credit Metrics
September 30, 2021

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$4.0B

$2,200
$3,000
$3,000
$384
$100
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/19
12/31/20
12/31/21 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$2,250
Outstanding forward equity sales agreements(1)	772
Cash, cash equivalents, and restricted cash	368
Investments in publicly traded companies	657
Liquidity as of September 30, 2021	$4,047

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of the remaining 4.6 million shares outstanding under our forward equity sales agreements as of September 30, 2021.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
September 30, 2021
(in millions)

Weighted-Average Remaining Term of 11.9 Years

(1)Refer to footnote 2 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
September 30, 2021
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$198,758	$—	$198,758	2.1%	3.41%	2.4
Unsecured senior notes payable	8,314,851	—	8,314,851	89.8	3.54	12.8
Unsecured senior line of credit	—	—	—	—	N/A	4.3
Commercial paper program	—	749,978	749,978	8.1	0.23	(2)
Total/weighted average	$8,513,609	$749,978	$9,263,587	100.0%	3.27%	11.9	(2)
Percentage of total debt	92%	8%	100%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)The commercial paper notes bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. The commercial paper outstanding as of September 30, 2021, matured on October 6, 2021. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.815%. As such, we calculate the weighted-average remaining term of our commercial paper by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity of our debt is 11.6 years. The commercial paper notes sold during the three months ended September 30, 2021, were issued at a weighted-average yield to maturity of 0.21% and had a weighted-average maturity term of 9 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2021	Requirement	September 30, 2021
Total Debt to Total Assets	≤ 60%	31%	≤ 60.0%	28.7%
Secured Debt to Total Assets	≤ 40%	1%	≤ 45.0%	0.6%
Consolidated EBITDA to Interest Expense	≥ 1.5x	11.5x	≥ 1.50x	4.34x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	299%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	9.15x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate	Interest Rate(1)		Debt Balance at 100%(2)
1401/1413 Research Boulevard	65.0%	5/17/22	L+2.50%	3.50%	(3)	$27,145
1655 and 1725 Third Street	10.0%	3/10/25	4.50%	4.57%		598,550
Menlo Gateway, Phase II	49.0%	5/1/35	4.53%	4.59%		154,992
Menlo Gateway, Phase I	49.0%	8/10/35	4.15%	4.18%		137,578
						$918,265

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2021.
(3)This loan is subject to a fixed floor rate of 3.50%.

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Summary of Debt (continued)
September 30, 2021
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2021	2022	2023	2024	2025	Thereafter
Secured notes payable
Greater Boston	4.82%		3.40%		2/6/24	$870	$3,564	$3,742	$183,527	$—	$—	$191,703	$6,377	$198,080
San Francisco Bay Area	6.50%		6.50		7/1/36	—	28	30	32	34	554	678	—	678
Secured debt weighted-average interest rate/subtotal	4.83%		3.41			870	3,592	3,772	183,559	34	554	192,381	6,377	198,758

Commercial paper program(3)	0.23%	(3)	0.23	(3)	(3)	(3)	—	—	—	—	750,000	750,000	(22)	749,978
Unsecured senior line of credit	L+0.815%	(4)	N/A		1/6/26	—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	3.45%		3.62		4/30/25	—	—	—	—	600,000	—	600,000	(3,151)	596,849
Unsecured senior notes payable	4.30%		4.50		1/15/26	—	—	—	—	—	300,000	300,000	(2,106)	297,894
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26	—	—	—	—	—	350,000	350,000	(2,237)	347,763
Unsecured senior notes payable	3.95%		4.13		1/15/27	—	—	—	—	—	350,000	350,000	(2,693)	347,307
Unsecured senior notes payable	3.95%		4.07		1/15/28	—	—	—	—	—	425,000	425,000	(2,673)	422,327
Unsecured senior notes payable	4.50%		4.60		7/30/29	—	—	—	—	—	300,000	300,000	(1,744)	298,256
Unsecured senior notes payable	2.75%		2.87		12/15/29	—	—	—	—	—	400,000	400,000	(3,385)	396,615
Unsecured senior notes payable	4.70%		4.81		7/1/30	—	—	—	—	—	450,000	450,000	(3,259)	446,741
Unsecured senior notes payable	4.90%		5.05		12/15/30	—	—	—	—	—	700,000	700,000	(7,261)	692,739
Unsecured senior notes payable	3.375%		3.48		8/15/31	—	—	—	—	—	750,000	750,000	(6,422)	743,578
Unsecured senior notes payable – green bond	2.00%		2.12		5/18/32	—	—	—	—	—	900,000	900,000	(9,939)	890,061
Unsecured senior notes payable	1.875%		1.97		2/1/33	—	—	—	—	—	1,000,000	1,000,000	(9,916)	990,084
Unsecured senior notes payable	4.85%		4.93		4/15/49	—	—	—	—	—	300,000	300,000	(3,246)	296,754
Unsecured senior notes payable	4.00%		3.91		2/1/50	—	—	—	—	—	700,000	700,000	10,342	710,342
Unsecured senior notes payable	3.00%		3.08		5/18/51	—	—	—	—	—	850,000	850,000	(12,459)	837,541
Unsecured debt weighted average/subtotal			3.27			—	—	—	—	600,000	8,525,000	9,125,000	(60,171)	9,064,829
Weighted-average interest rate/total			3.27%			$870	$3,592	$3,772	$183,559	$600,034	$8,525,554	$9,317,381	$(53,794)	$9,263,587

Balloon payments						$—	$—	$—	$183,221	$600,000	$8,525,000	$9,308,221	$—	$9,308,221
Principal amortization						870	3,592	3,772	338	34	554	9,160	(53,794)	(44,634)
Total debt						$870	$3,592	$3,772	$183,559	$600,034	$8,525,554	$9,317,381	$(53,794)	$9,263,587

Fixed-rate debt						$870	$3,592	$3,772	$183,559	$600,034	$7,775,554	$8,567,381	$(53,772)	$8,513,609
Variable-rate debt						—	—	—	—	—	750,000	750,000	(22)	749,978
Total debt						$870	$3,592	$3,772	$183,559	$600,034	$8,525,554	$9,317,381	$(53,794)	$9,263,587

Weighted-average stated rate on maturing debt						N/A	N/A	N/A	4.82%	3.45%	3.15%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnote 2 on the prior page under “Fixed-rate and variable-rate debt.”
(4)During the year ended December 31, 2020, we achieved certain sustainability measures, as described in our unsecured senior line of credit agreement, which reduced the borrowing rate by one basis point for one year ending December 31, 2021.

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Definitions and Reconciliations
September 30, 2021

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	9/30/21		6/30/21	3/31/21	12/31/20	9/30/20
Net income	$124,433		$404,520	$25,533	$457,133	$95,799
Interest expense	35,678		35,158	36,467	37,538	43,318
Income taxes	3,672		2,800	1,426	2,053	2,430
Depreciation and amortization	210,842		190,052	180,913	177,750	176,831
Stock compensation expense	9,728		12,242	12,446	11,394	12,994
Loss on early extinguishment of debt	—		—	67,253	7,898	52,770
Loss (gain) on sales of real estate	435		—	(2,779)	(152,503)	(1,586)
Significant realized gains on non-real estate investments	(52,427)	(1)	(34,773)	(22,919)	—	—
Unrealized losses (gains) on non-real estate investments	14,432		(244,031)	46,251	(233,538)	14,013
Impairment of real estate	42,620		4,926	5,129	25,177	7,680
Termination fee	—		—	—	—	(86,179)
Adjusted EBITDA	$389,413		$370,894	$349,720	$332,902	$318,070

Revenues	$547,759		$509,619	$479,849	$463,720	$545,042
Total realized gains on non-real estate investments	81,516	(1)	60,232	47,265	21,599	17,361
Significant realized gains on non-real estate investments	(52,427)		(34,773)	(22,919)	—	—
Termination fee	—		—	—	—	(86,179)
Revenues, as adjusted	$576,848		$535,078	$504,195	$485,319	$476,224

Adjusted EBITDA margin	68%		69%	69%	69%	67%
(1)Refer to “Investments” in our Supplemental Information for additional information.

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate Adjusted EBITDA margin, we also make comparable adjustments to our revenues. We adjust our total revenues by realized gains, losses, and impairments related to our non-real estate investments and significant termination fees to arrive at revenues, as adjusted. Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that consistent application of these comparable adjustments to both components of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2021, approximately 92% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization Rates

Capitalization rates are calculated based upon net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near term prospective net operating income.

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Definitions and Reconciliations (continued)
September 30, 2021

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) certain tenant improvements and renovations that will be reimbursed, (ii) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition), and (iii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Adjusted EBITDA	$389,413	$370,894	$349,720	$332,902	$318,070

Interest expense	$35,678	$35,158	$36,467	$37,538	$43,318
Capitalized interest	43,185	43,492	39,886	37,589	32,556
Amortization of loan fees	(2,854)	(2,859)	(2,817)	(2,905)	(2,605)
Amortization of debt premiums	498	465	576	869	910
Cash interest and fixed charges	$76,507	$76,256	$74,112	$73,091	$74,179

Fixed-charge coverage ratio:
– quarter annualized	5.1x	4.9x	4.7x	4.6x	4.3x
– trailing 12 months	4.8x	4.6x	4.4x	4.4x	4.3x

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Definitions and Reconciliations (continued)
September 30, 2021

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2021		September 30, 2021
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income	$21,286	$58,134	$3,091	$9,237
Depreciation and amortization	17,871	49,615	3,465	10,676
Funds from operations	$39,157	$107,749	$6,556	$19,913
Gross assets
Gross assets is calculated as total assets plus accumulated depreciation:

(in thousands)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Total assets	$28,558,718	$27,018,850	$25,234,346	$22,827,878	$21,910,671
Accumulated depreciation	3,614,440	3,461,780	3,319,597	3,182,438	3,079,077
Gross assets	$32,173,158	$30,480,630	$28,553,943	$26,010,316	$24,989,748

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2021, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
September 30, 2021

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Investments in real estate

The following table reconciles our investments in real estate as of September 30, 2021:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$26,667,645
Less: accumulated depreciation	(3,609,994)
Net investments in real estate – North America	23,057,651
Net investments in real estate – Asia	13,863
Investments in real estate	$23,071,514

The square footage presented in the table below includes RSF of buildings in operation as of September 30, 2021, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities, for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2021	2022	Thereafter		Total
Near-term projects:
Reservoir Woods/Route 128	Redev	202,428	—	312,845		515,273
651 Gateway Boulevard/South San Francisco	Redev	—	197,787	102,223	(1)	300,010
3450 Hillview Avenue/Greater Stanford	Redev	—	42,340	—		42,340
11255 and 11355 North Torrey Pines Road/ Torrey Pines	Dev	—	139,135	—		139,135
10931 and 10933 North Torrey Pines Road/ Torrey Pines	Dev	—	92,450	—		92,450
10277 Scripps Ranch Boulevard/Other San Diego	Redev	32,774	—	—		32,774
Other/Seattle	Redev	—	51,255	—		51,255
41 Moore Drive/Research Triangle	Redev	—	62,490	—		62,490
		235,202	585,457	415,068		1,235,727
Intermediate-term projects:
3825 Fabian Way/Greater Stanford	Redev	—	250,000	—		250,000
3460 Hillview Avenue/Greater Stanford	Redev	—	—	34,611		34,611
9444 Waples Street/Sorrento Mesa	Dev	—	39,944	48,436	(2)	88,380
		—	289,944	83,047		372,991
Future projects:
550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	260,867		260,867
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506		195,506
Other/Greater Boston	Redev	—	—	167,549	(3)	167,549
1122 El Camino Real/South San Francisco	Dev	—	—	223,232		223,232
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000		228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000		110,000
2475 Hanover Street/Greater Stanford	Redev	—	—	83,980		83,980
219 East 42nd Street/New York City	Dev	—	—	349,947		349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	—	84,829		84,829
4161 Campus Point Court/University Town Center	Dev	—	—	159,884		159,884
10260 Campus Point Drive/University Town Center	Dev	—	—	109,164		109,164
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	689,938		689,938
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	Dev	—	82,594	—		82,594
601 Dexter Avenue North/Lake Union	Dev	—	—	18,680		18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380		42,380
		—	82,594	2,723,956		2,806,550
		235,202	957,995	3,222,071		4,415,268

(1)Represents vacant square footage as of September 30, 2021.
(2)Includes 43,690 of vacant square footage as of September 30, 2021.
(3)Includes 89,774 of vacant square footage as of September 30, 2021.

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Definitions and Reconciliations (continued)
September 30, 2021

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	9/30/21		6/30/21		3/31/21		12/31/20		9/30/20
Secured notes payable	$198,758		$227,984		$229,406		$230,925		$342,363
Unsecured senior notes payable	8,314,851		8,313,025		8,311,512		7,232,370		7,230,819
Unsecured senior line of credit and commercial paper	749,978		299,990		—		99,991		249,989
Unamortized deferred financing costs	65,112		66,913		68,293		56,312		58,284
Cash and cash equivalents	(325,872)		(323,876)		(492,184)		(568,532)		(446,255)
Restricted cash	(42,182)		(33,697)		(42,219)		(29,173)		(38,788)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$8,960,645		$8,550,339		$8,074,808		$7,021,893		$7,396,412

Adjusted EBITDA:
– quarter annualized	$1,557,652		$1,483,576		$1,398,880		$1,331,608		$1,272,280
– trailing 12 months	$1,442,929		$1,371,586		$1,314,153		$1,274,187		$1,228,440

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.8	x	5.8	x	5.8	x	5.3	x	5.8	x
– trailing 12 months	6.2	x	6.2	x	6.1	x	5.5	x	6.0	x

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Definitions and Reconciliations (continued)
September 30, 2021

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and to net operating income (cash basis):

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/21	9/30/20	9/30/21	9/30/20
Net income	$124,433	$95,799	$554,486	$370,038

Equity in earnings of unconsolidated real estate joint ventures	(3,091)	(3,778)	(9,237)	(4,555)
General and administrative expenses	37,931	36,913	109,807	100,651
Interest expense	35,678	43,318	107,303	134,071
Depreciation and amortization	210,842	176,831	581,807	520,354
Impairment of real estate	42,620	7,680	52,675	22,901
Loss on early extinguishment of debt	—	52,770	67,253	52,770
Loss (gain) on sales of real estate	435	(1,586)	(2,344)	(1,586)
Investment income	(67,084)	(3,348)	(372,361)	(166,184)
Net operating income	381,764	404,599	1,089,389	1,028,460
Straight-line rent revenue	(33,918)	(28,822)	(89,203)	(72,786)
Amortization of acquired below-market leases	(13,664)	(13,979)	(39,043)	(43,730)
Net operating income (cash basis)	$334,182	$361,798	$961,143	$911,944

Net operating income (cash basis) – annualized	$1,336,728	$1,447,192	$1,281,524	$1,215,925

Net operating income (from above)	$381,764	$404,599	$1,089,389	$1,028,460
Total revenues	$547,759	$545,042	$1,537,227	$1,421,917
Operating margin(1)	70%	74%	71%	72%
(1)Includes the effect of a termination fee recognized during 3Q20. Refer to “Funds from operation and funds from operations per share” in our Earnings Press Release for additional details. Excluding this effect, our operating margin for the three and nine months ended September 30, 2020, would have been 70% and 71%, respectively.

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

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Definitions and Reconciliations (continued)
September 30, 2021

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2021:

Development – under construction	Properties	Acquisitions after January 1, 2020	Properties
9950 Medical Center Drive	1	3181 Porter Drive	1
Alexandria Center® for Life Science – San Carlos	2	275 Grove Street	1
		601, 611, and 651 Gateway Boulevard	3
3115 Merryfield Row	1	3330, 3412, 3450, and 3460 Hillview Avenue	4
Alexandria Center® for Life Science – South San Francisco	1
		9605, 9609, 9613, and 9615 Medical Center Drive	4
Alexandria Center® for AgTech	2
Alexandria Center® for Advanced Technologies	2	9808 and 9868 Scranton Road	2
		Alexandria Center® for Life Science – Durham
201 Brookline Avenue	1		13
SD Tech by Alexandria	1	Reservoir Woods	3
751 Gateway Boulevard	1	One Upland Road	1
325 Binney Street	1	830 4th Avenue South	1
	13	11255 and 11355 North Torrey Pines Road	2
Development – placed into
service after January 1, 2020	Properties	Sequence District by Alexandria	7
9804 Medical Center Drive	1	380 and 420 E Street	2
1165 Eastlake Avenue East	1	Alexandria Center® for Life Science – Fenway	1
	2
Redevelopment – under construction	Properties	550 Arsenal Street	1
5505 Morehouse Drive	1	1501-1599 Industrial Road	6
Alexandria Center® for Life Science – Long Island City	1	One Investors Way	1
		2475 Hanover Street	1
3160 Porter Drive	1	10975 and 10995 Torreyana Road	2
The Arsenal on the Charles	11	Pacific Technology Park	6
700 Quince Orchard Road	1	1122 El Camino Real	1
Alexandria Center® for Life Science – Durham	3	12 Davis Drive	1
		7360 Carroll Road	1
840 Winter Street	1	Other	39
20400 Century Boulevard	1		104
10277 Scripps Ranch Boulevard	1	Unconsolidated real estate JVs	5
9601 and 9603 Medical Center Drive	2	Properties held for sale	1
Other	8
	31	Total properties excluded from same properties	158
Redevelopment – placed into
service after January 1, 2020	Properties	Same properties	249
9877 Waples Street	1	Total properties in North America as of September 30, 2021	407
Other	1
	2

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Definitions and Reconciliations (continued)
September 30, 2021

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Income from rentals	$546,527	$508,371	$478,695	$461,335	$543,412	$1,533,593	$1,416,873
Rental revenues	(415,918)	(396,804)	(370,233)	(353,950)	(438,393)	(1,182,955)	(1,117,890)
Tenant recoveries	$130,609	$111,567	$108,462	$107,385	$105,019	$350,638	$298,983

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20
Unencumbered net operating income	$371,026	$353,104	$330,160	$315,586	$388,575
Encumbered net operating income	10,738	12,560	11,801	11,367	16,024
Total net operating income	$381,764	$365,664	$341,961	$326,953	$404,599
Unencumbered net operating income as a percentage of total net operating income	97%	97%	97%	97%	96%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of September 30, 2021, we had Forward Agreements outstanding to sell an aggregate of 4.6 million shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	9/30/21	9/30/20
Weighted-average of common stock outstanding – basic	150,854	145,825	137,319	133,688	124,901	144,716	123,561
Forward Agreements	707	233	369	139	927	437	466
Weighted-average of common stock outstanding – diluted	151,561	146,058	137,688	133,827	125,828	145,153	124,027

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